                                                                   EXHIBIT 10.64



                               ROCKEFELLER CENTER
                                      LEASE

                               FEBRUARY 27, 1998

================================================================================


                                   RCPI TRUST,
                                    Landlord


                                       and



                         THE SPORTS CLUB COMPANY, INC.,
                                     Tenant


                     --------------------------------------


                                      LEASE


                      --------------------------------------


                  A portion of the 1st, 2nd, 3rd and 4th Floors

                                630 Fifth Avenue


                               Rockefeller Center

                               New York, New York

                            DATED: February 27, 1998


================================================================================

                                TABLE OF CONTENTS

ARTICLE      1    BASIC LEASE PROVISIONS..............................................1
ARTICLE      2    PREMISES; TERM; RENT................................................4
ARTICLE      3    USE AND OCCUPANCY...................................................5
ARTICLE      4    CONDITION OF THE PREMISES...........................................9
ARTICLE      5    ALTERATIONS........................................................11
ARTICLE      6    FLOOR LOAD.........................................................15
ARTICLE      7    REPAIRS............................................................15
ARTICLE      8    INCREASES IN REAL ESTATE TAXES AND
                  OPERATING EXPENSES.................................................17
ARTICLE      9    REQUIREMENTS OF LAW................................................25
ARTICLE      10   QUIET ENJOYMENT....................................................28
ARTICLE      11   SUBORDINATION......................................................28
ARTICLE      12   SERVICES...........................................................30
ARTICLE      13   INSURANCE, PROPERTY LOSS OR DAMAGE;
                  REIMBURSEMENT......................................................34
ARTICLE      14   DESTRUCTION - FIRE OR OTHER CAUSE..................................37
ARTICLE      15   EMINENT DOMAIN.....................................................40
ARTICLE      16   ASSIGNMENT AND SUBLETTING..........................................42
ARTICLE      17   ELECTRICITY........................................................51
ARTICLE      18   ACCESS TO PREMISES.................................................53
ARTICLE      19   DEFAULT............................................................54
ARTICLE      20   REMEDIES AND DAMAGES...............................................57
ARTICLE      21   LANDLORD'S RIGHT TO CURE; REIMBURSEMENT............................59
ARTICLE      22   NO REPRESENTATIONS BY LANDLORD; LANDLORD'S
                  APPROVAL...........................................................60
ARTICLE      23   END OF TERM........................................................61
ARTICLE      24   NO SURRENDER; NO WAIVER............................................62
ARTICLE      25   WAIVER OF TRIAL BY JURY............................................63
ARTICLE      26   ADJACENT EXCAVATION; SHORING.......................................63
ARTICLE      27   NOTICES............................................................63
ARTICLE      28   RULES AND REGULATIONS..............................................64
ARTICLE      29   PARTNERSHIP TENANT.................................................65
ARTICLE      30   VAULT SPACE........................................................66
ARTICLE      31   LANDLORD'S AGENT...................................................67
ARTICLE      32   INDEMNITY..........................................................67
ARTICLE      33   TAX STATUS OF BENEFICIAL OWNERS....................................69
ARTICLE      34   SECURITY DEPOSIT...................................................69
ARTICLE      35   MISCELLANEOUS......................................................72
ARTICLE      36   USE OF PREMISES....................................................75
ARTICLE      37   RENEWAL OPTIONS....................................................81
ARTICLE      38   SPECIAL PROVISION..................................................83
ARTICLE      39   RGTS AREA..........................................................84



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

EXHIBITS:

A   -  FLOOR PLANS

B   -  DEFINITIONS

C   -  DIAGRAM OF THE PROTECTED ZONE

D   -  TENANT'S WORK:  RETAIL TENANT ALTERATION REQUIREMENTS

E   -  RULES AND REGULATIONS

F   -  [Intentionally Deleted]

G   -  [Intentionally Deleted]

H   -  [Intentionally Deleted]

I   -  FORM OF LETTER OF CREDIT

J   -  FORM OF LICENSE AGREEMENT

K   -  EXHAUST AND DUCT PLAN

                                      LEASE

        THIS LEASE is made as of the ____ day of February, 1998 between RCPI TRUST, a Delaware business trust having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation having an office at 11100 Santa Monica Boulevard, Suite 300, West Los Angeles, California 90025 ("Tenant").

Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

PREMISES Portions of the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building, substantially as shown on Exhibit A, containing in the aggregate, 88,927 rentable square feet. The Premises include (i) 1,344 rentable square feet located on the first floor of the Building (the "First Floor Premises"), as shown on Exhibit A-1; (ii) 16,087 rentable square feet located on the second floor of the Building (the "Second Floor A Premises"), as shown on Exhibit A-2; (iii) 2,794 rentable square feet located on the second floor of the Building (the "Second Floor B Premises"), as shown on Exhibit A-3; (iv) 10,867 rentable square feet located on the second floor of the Building (the "Second Floor C Premises"), as shown on Exhibit A-4; (v) 52,886 rentable square feet located on the third floor of the Building (the "Third Floor Premises"), as shown on Exhibit A-5; and (vi) 4,949 rentable square feet located on the fourth floor of the Building (the "Fourth Floor Premises"), as shown on Exhibit A-6.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 630 Fifth Avenue, New York, New York.

COMMENCEMENT        DATE The date of execution and delivery of this Lease by
                    Landlord and Tenant.

RENT COMMENCEMENT   For and with respect to each of the First Floor Premises,
DATE(S)             the Second Floor A Premises, the Second Floor B Premises,
                    the Second Floor C Premises, the Third Floor Premises and the Fourth Floor Premises, the date which is 9 calendar months after the date on which Landlord delivers possession of the applicable Portion of the Premises to Tenant in accordance with the provisions of this Lease.

EXPIRATION DATE     The last day of the calendar month in which the day
                    preceding the 15th anniversary of the Commencement Date occurs, or if the term of this Lease shall be extended in accordance with the provisions of Section 37 of this Lease, the last day of any renewal or extended term.



TERM The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES      Provide health club services and/or sports club
                    services to the public, in a manner and fashion not materially different from those provided on the date of this Lease by the facility known as "The Reebok Sports Club" located at 160 Columbus Avenue, New York, New York, but never less than such other services as may be added to the foregoing facility from time-to-time during the Term
                    (excepting only as permitted pursuant to the provisions of Section 36.2(k) of this Lease), and subject to the terms and provisions of this Lease, including Article 36 hereof and for no other purpose or purposes.

BASE TAX YEAR       The Tax Year commencing on July 1, 1997 and ending on June
                    30, 1998.

BASE OPERATING      The Computation Year commencing on January 1, 1997 and
YEAR                ending on December 31, 1997.

TENANT'S AREA       The aggregate number of rentable square feet contained
                    in the Portion(s) of the Premises delivered to Tenant from time to time.

FIXED RENT          For each portion of the Premises as follows: (i) at the
                    rate computed on the basis of $40.00 per rentable square foot per annum, in equal monthly installments, for the period commencing on the applicable Rent Commencement Date and ending on the last day immediately preceding the 5th anniversary of the Commencement Date, both dates being inclusive, and proportionately at such rate for any partial month during said period; (ii) at the rate computed on the basis of $44.80 per rentable square foot per annum, in equal monthly installments, for the period commencing on the 5th anniversary of the Commencement Date and ending on the last day immediately preceding the 10th anniversary of the Commencement Date, both dates being inclusive, and proportionately at such rate for any partial month during said period; and (iii) at the rate computed on the basis of $50.18 per rentable square foot per annum, in equal monthly installments, for the period commencing on the 10th anniversary of the Commencement Date and ending on the Expiration Date, both dates being inclusive, and proportionately at such rate for any partial month during said period.

ADDITIONAL RENT     All sums other than Fixed Rent payable by Tenant to
                    Landlord under this Lease, including Tenant's Tax Payment and Tenant's Operating Payment (as required pursuant to Article 8), late charges, overtime or excess service charges, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT                Fixed Rent and Additional Rent, collectively.

SECURITY DEPOSIT    $4,000,000.00, subject to the provisions of Article 34.

LANDLORD'S AGENT    Tishman Speyer Properties, L.P., or any other Person
                    designated by Landlord from time to time as Landlord's
                    Agent.

TENANT'S AGENT      Colliers ABR, Inc.

LANDLORD'S          $37.00 per rentable square foot of floor area in the
CONTRIBUTION        Premises.

        All capitalized terms used in the text of this Lease which are not otherwise defined herein, shall have the meanings ascribed to them in this
Article 1 or in Exhibit B.

                                    ARTICLE 2

                              PREMISES; TERM; RENT

        Section 2.1 LEASE OF PREMISES. Subject to the terms of this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term, excepting and reserving to Landlord the exterior walls of the Building and further reserving to Landlord the right to place above the dropped ceiling and/or below the floor in the Premises (in such manner as to reduce to a minimum the interference with Tenant's use of the Premises) utility lines, pipes, conduits, exhausts, and the like, to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes, conduits, exhausts (including the kitchen exhausts and ducts depicted in the exhaust and duct plan attached hereto as Exhibit K), and the like in, over and upon the Premises as may have been or may be installed by Landlord in the Building. As used herein, the phrase "Portion(s) of the Premises" means the First Floor Premises, the Second Floor A Premises, the Second Floor B Premises, the Second Floor C Premises, the Third Floor Premises and/or the Fourth Floor Premises, individually and collectively.

        Section 2.2 PAYMENT OF RENT. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States, by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank approved by Landlord, at Landlord's office at 45 Rockefeller Plaza, New York, New York 10111, or such other place as Landlord shall from time to time designate in writing: (i) Fixed Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, commencing on the applicable Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

        Section 2.3 FIRST MONTH'S RENT. Tenant shall pay an amount equal to $266,213.33 upon the execution and delivery of this Lease (the "Initial Payment"). If the Rent Commencement Date for any portion of the Premises is on the first day of a calendar month, then such payment shall be credited towards such month's Fixed Rent payment; provided, however if pursuant to the provisions of this Lease (including Section 3.2 hereof) the amount due on account of Fixed Rent for said month is less than the Initial Payment, then the excess, if any, will be credited toward the Fixed Rent payment due for the next succeeding calendar month. If the Rent Commencement Date for any portion of the Premises is not the first day of a calendar month, then, on the applicable Rent Commencement Date Tenant shall pay the proportionate amount of the Fixed Rent which is payable for the period from the applicable Rent Commencement Date through the last day of such month, and the Initial Payment shall be credited towards the Fixed Rent which is payable for the next succeeding calendar month; provided, however if pursuant to the provisions of this Lease (including Section 3.2 hereof) the amount due on account of Fixed Rent for said month is less than the Initial Payment, then the excess, if any, will be credited toward the Fixed Rent payment due for the next succeeding calendar month.

        Section 2.4 INTEREST. If Tenant shall fail to pay any installment or other payment of Rent when due, interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due until the date paid, at the Interest Rate.

                                    ARTICLE 3

                                USE AND OCCUPANCY

        Section 3.1 (a) PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose or purposes. Tenant shall not use or occupy or suffer the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses or suffers the use of the Premises for a purpose which constitutes a Prohibited Use or violates any Requirement, or which causes the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation.

                (b) LICENSES AND PERMITS. Tenant, at its expense, shall obtain and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

        Section 3.2 (a) DELIVERY OF PREMISES. Landlord shall be deemed to have delivered possession of any Portion(s) of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the applicable Portion of the Premises is vacant, in the condition required under this Lease, and available for Tenant's occupancy. Subject to the provisions of this Lease, Landlord agrees to deliver each Portion of the Premises to Tenant promptly after the same are vacated by the former tenant(s) or occupant(s). At all times prior to the delivery of any Portion of the Premises, said Portion of the Premises shall not be considered to be a part of the Premises and Tenant shall have no rights or obligations with respect thereto, including the right to enter said Portion of the Premises. Upon delivery of any Portion of the Premises, said Portion of the Premises shall automatically be and become a part of the "Premises" for all purposes under this Lease and the number of rentable square feet contained in said Portion of the Premises shall be added to and become a part of the "Tenant's Area." Without limiting the foregoing, upon request by Landlord or Tenant, from time-to-time, the parties will execute a written instrument or instruments setting forth the Portions of the Premises delivered to Tenant as of said date and the Fixed Rent payable in connection therewith. The failure of either party to execute and deliver said instrument shall not affect the rights, obligations or interests of the parties. Landlord shall not be liable for the failure of former tenants or occupants to vacate any Portion of the Premises, or its failure to deliver possession of the applicable Portion of the Premises to Tenant on any specified date, and subject only to the provisions of the next succeeding paragraph, any such failure shall not impair the validity of this Lease or the effectiveness thereof with respect to those Portions of the Premises which are delivered to Tenant. Tenant acknowledges that the Second Floor B Premises, the Second Floor C Premises, the Third Floor Premises, and the Fourth Floor Premises, are leased to or occupied by other tenants or occupants and that the terms of the existing lease agreements with respect to the Second Floor B Premises, the Second Floor C Premises and the Fourth Floor Premises presently expire on September 30, 2009, June 27, 1999 and April 30, 2000, respectively.

        (b) DELIVERY OF FIRST FLOOR PREMISES, SECOND FLOOR A PREMISES AND THIRD FLOOR PREMISES. Landlord shall deliver the First Floor Premises, the Second Floor A Premises and the Third Floor Premises concurrently. Landlord will exercise commercially reasonable efforts to deliver each of the First Floor Premises, the Second Floor A Premises and the Third Floor Premises by not later than January 1, 1999, subject, however to Unavoidable Delays, in which event Landlord will exercise commercially reasonable efforts to deliver each of the First Floor Premises, the Second Floor A Premises, and the Third Floor Premises by not later than August 1, 1999 (the "Outside Delivery Date"). If Landlord delivers each of the First Floor Premises, the Second Floor A Premises and the Third Floor Premises prior to the termination of this Lease by Landlord or Tenant pursuant to and in accordance with the provisions of this Section 3.2(b), then notwithstanding Landlord's failure to deliver any other Portions of the Premises, this Lease shall remain in full force and effect with respect to those Portions of the Premises which are delivered to Tenant. If notwithstanding Landlord's reasonable efforts Landlord has not delivered each of the First Floor Premises, the Second Floor A Premises and the Third Floor Premises by the Outside Delivery Date, then at any time thereafter prior to delivery of said Portions of the Premises, either Landlord or Tenant may elect, at their respective options, by providing notice thereof to the other, to terminate this Lease, and this Lease shall terminate on the 45th day after the giving of such notice, unless within said 45 day period Landlord delivers the previously undelivered Portion (or Portions) of the Premises to Tenant. If this Lease is terminated as aforesaid, then Tenant shall surrender, in accordance with the requirements of this Lease, possession of all Portions of the Premises previously delivered to it, this Lease shall be of no further force and effect after the date of termination, and neither party shall have any further obligations to the other in connection with this Lease, subject, however to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord hereunder.

        Notwithstanding the foregoing, if Landlord in its good faith discretion determines that notwithstanding its reasonable efforts Landlord will be unable to deliver each of the First Floor Premises, the Second Floor A Premises and the Third Floor Premises prior to the Outside Delivery Date, then at any time after Landlord makes such determination and prior to delivery of said Portions of the Premises, Landlord may elect, at its option, by providing notice thereof to Tenant, to terminate this Lease. If this Lease is terminated as aforesaid, then Tenant shall surrender, in accordance with the requirements of this Lease, possession of all Portions of the Premises previously delivered to it, this Lease shall be of no further force and effect after the date of termination, and neither party shall have any further obligations to the other in connection with this Lease, subject, however to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord hereunder.

        (c) DELIVERY OF SECOND FLOOR B PREMISES, SECOND FLOOR C PREMISES AND FOURTH FLOOR PREMISES. Landlord shall not deliver the Second Floor C Premises unless the Second Floor B Premises are delivered concurrently therewith. Landlord will exercise commercially reasonable efforts to deliver each of the Second Floor B Premises, the Second Floor C Premises, and the Fourth Floor Premises as soon as practicable after the date of this Lease. If notwithstanding Landlord's reasonable efforts Landlord has not delivered the Second Floor B Premises by January 1, 2001, then at any time thereafter prior to delivery of said Portions of the Premises, Landlord may elect, at its option, by providing notice thereof to Tenant, to terminate this Lease with respect to the Second Floor B Premises and the Second Floor C Premises, in which event the Second Floor B Premises and the Second Floor C Premises shall be removed from the Premises, and this Lease shall remain in full force and effect with respect to all other Portions of the Premises previously delivered to Tenant. If the Second Floor B Premises and the Second Floor C Premises are removed from the Premises as aforesaid, then Tenant shall have no further rights or obligations with respect thereto, and Landlord will be free to lease and deal with the Second Floor B Premises and the Second Floor C Premises free of any rights or claims of any Tenant Party.

        Notwithstanding the foregoing, if Landlord in its good faith discretion determines that notwithstanding its reasonable efforts Landlord will be unable to deliver each of the Second Floor B Premises and the Second Floor C Premises prior to January 1, 2001, then at any time after Landlord makes such determination and prior to delivery of said Portions of the Premises, Landlord may elect, at its option, by providing notice thereof to Tenant, to terminate this Lease with respect to the Second Floor B Premises and the Second Floor C Premises, in which event the Second Floor B Premises and the Second Floor C Premises shall be removed from the Premises, and this Lease shall remain in full force and effect with respect to all other Portions of the Premises previously delivered to Tenant. If the Second Floor B Premises and the Second Floor C Premises are removed from the Premises as aforesaid, then Tenant shall have no further rights or obligations with respect thereto, and Landlord will be free to lease and deal with the Second Floor B Premises and the Second Floor C Premises free of any rights or claims of any Tenant Party.

        The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.

        Section 3.3 USE OF BUILDING NAME. Concurrently herewith, Tenant has entered into a sublicense agreement (the "Sublicense Agreement") in the form attached hereto as Exhibit J, pursuant to which Tenant may use the trade name "Sports Club Rockefeller Center" in connection with the business to be conducted by Tenant in the Premises. Except as expressly and specifically permitted pursuant to the provisions of the Sublicense Agreement, no Tenant Party shall use the words "Rockefeller Center", "Radio City" or "Radio City Music Hall" or any combination or simulation thereof, or any logo or image of Rockefeller Center, or the image of any prominent part of Rockefeller Center, for any purpose whatsoever, including as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services; provided, however, that the foregoing shall not prevent the use by Tenant or other permitted occupant of the Premises, in a conventional manner and without emphasis or display, of the words "Rockefeller Center" and/or, where applicable, "Rockefeller Plaza," as part of Tenant's or such permitted occupant's business address or for reference purposes in the ordinary course of its business. Landlord agrees that if Tenant assigns this Lease in accordance with the provisions of Article 16 of this Lease, then upon Tenant's request, Landlord will enter into a sublicense agreement substantially in the form of the Sublicense Agreement with said assignee. Landlord agrees that if Tenant enters into a sublease for all or a portion of the Premises in accordance with the provisions of Article 16 of this Lease, then upon Tenant's request, subject to Landlord's prior approval of the proposed use of the Rockefeller Center Mark (as defined in the Sublicense Agreement) by the subtenant, Landlord will enter into a sublicense agreement substantially in the form of the Sublicense Agreement with said subtenant. Neither Tenant nor any occupant of the Premises shall use the name of the Building or the name of the entity for which the Building is named or designated by Landlord or any part or abbreviation (including initials) of any such name, except in a conventional manner, and without emphasis or display, as a part of Tenant's or such permitted occupant's business address.

        Section 3.4 BROADCAST RESTRICTIONS. Neither Tenant nor any Tenant Party shall (i) conduct or permit to be conducted any Broadcast activities or video production activities from any area of the Center, (ii) install or display any signs, symbols or logos within the Center which are commonly identified with any Broadcast or cable network or any Broadcast or video production activities or
(iii) use or permit the use of Protected Zone Images in any Broadcast. "Broadcast" means the transmission of video programming, including news footage clips, by any means, including over-the air television broadcasting, cable television distribution and the like, and including successor distribution technologies which are comparable to the foregoing (but "Broadcast" shall not be deemed to include teleconferencing, private video telephone communications or other similar means of video transmission which are not intended for public distribution). "Protected Zone Images" means visual images of all or any part of the area consisting of the Plaza, the Plaza Street, the Channel Gardens, the Center skating rink and areas adjacent thereto, as shown on the diagram of the Protected Zone attached as Exhibit C to this Lease.

        Section 3.5 EXCLUSIVE. Provided that Tenant operates its business in the Premises in accordance with all of the terms, provisions and conditions of this Lease, and provided that this Lease is in full force and effect, Landlord agrees (insofar as, to the extent and for such period of time as applicable law shall permit the same) that during the Term Landlord will not enter into any lease for any other premises in the Center which permits the use of said premises during the Term principally or primarily as a fitness/health club facility which is open to the general public or with respect to which memberships are available to the general public; provided, however, that the foregoing shall not prevent or preclude Landlord from entering into leases which permit tenants to operate (i) health club facilities which are not open to the general public or with respect to which memberships are not available to the general public, (ii) health club and/or fitness facilities which are incidental or accessory to a principal or primary use, or (iii) spa, salon or sports medicine facilities which may or may not be open to the general public, or with respect to which memberships may or may not be available to the general public. In no event shall Tenant, by reason of Landlord's breach of the foregoing covenant, have the right to terminate this Lease or to withhold payment of Rent or other charges due hereunder or to obtain monetary damages from Landlord. Tenant's sole remedy on account of a breach of the foregoing covenant shall be to seek injunctive relief against Landlord compelling Landlord to comply with the foregoing covenant.

                                    ARTICLE 4

                            CONDITION OF THE PREMISES

        Section 4.1 CONDITION; INITIAL CONSTRUCTION OF THE PREMISES. Tenant has inspected the Premises and agrees (i) to accept possession of each portion of the Premises in the "as is" condition existing on the date of delivery thereof to Tenant, (ii) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (iii) Landlord has no obligation to prepare the Premises for use and occupancy by Tenant or to perform any work, supply any materials, incur any expense (excepting only Landlord's Contribution), or make any alterations, additions, or improvements to the Premises to prepare the Premises for Tenant's use and occupancy. Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in their then-current condition, and the Premises and the Building are in a good and satisfactory condition as required by this Lease.

        Promptly after delivery of possession of each Portion of the Premises to Tenant, Tenant shall, at its own cost and expense (excepting only Landlord's Contribution) perform or cause to be performed, any and all work necessary to prepare such portion of the Premises for Tenant's initial occupancy thereof, in accordance with and subject to the terms and provisions of this Lease, including
Article 5. Such work to be performed by Tenant shall include any and all work required to cause the Premises (which shall include all means of access and egress to, from and between the floors comprising parts of the Premises) to comply with all conditions and Requirements imposed by Governmental Authorities in connection with the issuance of all permits, approvals and certificates (including certificates of occupancy) relating to the Premises; provided, that, in connection with the calculation of the availability of egress from the Premises if another tenant (other than Tenant) on any floor has access to any stairway, then said stairway may only be included in the foregoing calculation by Tenant to the extent not included by such other tenant(s) in their respective calculations.

        Section 4.2 LANDLORD'S CONTRIBUTION. (a) Landlord agrees to pay to Tenant, toward payment of the cost of the work to be performed by Tenant in connection with Tenant's initial occupancy of each Portion of the Premises (the "Initial Installations"), an amount not to exceed Landlord's Contribution for such Portion of the Premises, provided that as of the date on which Landlord is required to make each respective payment pursuant to Section 4.2(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations, except that Tenant may apply up to 5% of Landlord's Contribution to pay "soft costs" incurred in connection with the Initial Installations, which shall be limited to the actual architectural, consulting and engineering fees incurred by Tenant in connection therewith. Tenant shall not be entitled to receive any portion of Landlord's Contribution not actually expended by Tenant in the performance of the Initial Installations in accordance with this Section 4.2, nor shall Tenant have any right to apply any unexpended portion of Landlord's Contribution as a credit against Rent or any other obligation of Tenant hereunder. Notwithstanding anything to the contrary contained in this Section 4.2, Tenant shall not be entitled to receive any portion of Landlord's Contribution payable with respect to any Portion of the Premises prior to delivery to Tenant of the applicable Portion of the Premises.

        (b) Landlord shall make progress payments of Landlord's Contribution to Tenant on a monthly basis, for the work performed during the previous month, less a retainage of 10% of each progress payment (the "Retainage"). Each of Landlord's progress payments will be limited to an amount equal to the aggregate amounts (reduced by the Retainage) theretofore paid by Tenant (as certified by the chief financial officer of Tenant and by Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and material suppliers which have not been the subject of a previous disbursement from Landlord's Contribution for such Portion of the Premises, multiplied by a fraction, the numerator of which is the amount of Landlord's Contribution for such Portion of the Premises, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Initial Installations for such Portion of the Premises, then Landlord's reasonable estimate thereof) for the performance of all of the Initial Installations for such Portion of the Premises shown on all plans and specifications approved by Landlord, provided that in no event shall such fraction be greater than 1. Such progress payments shall be made no more than once each calendar month within 30 days next following the delivery to Landlord of requisitions therefor, signed by a financial officer of Tenant, which requisitions shall set forth the names of each contractor, subcontractor and material supplier to whom payment is due, and the amount thereof, and shall be accompanied by (1) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (2) a written certification from Tenant's architect that the work for which the requisition is being made has been completed in accordance with the plans and specifications approved by Landlord, and (3) such other documents and information as Landlord may reasonably request. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of a requisition therefor, accompanied by all documentation required under clauses (1), (2) and (3) above, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations by all Governmental Authorities having jurisdiction thereover, (B) final "as-built" plans and specifications for the Initial Installations, and (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Initial Installations. Notwithstanding anything to the contrary set forth in this Section 4.2, if Tenant fails to pay when due any sums due and payable to any of Tenant's contractors, subcontractors or material suppliers, Landlord shall have the right, but not the obligation, to pay to such contractor, subcontractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within 10 Business Days after Landlord delivers to Tenant an invoice therefor. The right to receive Landlord's Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other Person.

                                    ARTICLE 5

                                   ALTERATIONS

        Section 5.1 TENANT'S ALTERATIONS. (a) Tenant shall not make any alterations, additions, improvements, or other physical changes in or about the Premises, including the Initial Installations (collectively, "Alterations"), other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, "Decorative Alterations"), without obtaining in each instance, Landlord's prior consent, which consent may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to proposed Alterations so long as such Alterations (i) are non-structural and do not affect the Building Systems, (ii) are performed only by Landlord's designated contractors or by contractors approved by Landlord to perform such Alterations, (iii) affect only the Premises and are not visible from outside of the Premises or the Building,
(iv) do not affect the certificate of occupancy issued for the Building or the Premises, (v) are consistent with the design, construction and equipment of the Building and the Center, and (vi) do not adversely affect any service furnished by Landlord in connection with the operation of the Building or the Center.

        (b) PLANS AND SPECIFICATIONS. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration, other than Decorative Alterations (said plans shall be delivered with a notice to Landlord expressly stating that Landlord should identify all Specialty Alterations (hereinafter defined) while reviewing said plans and specifications), and with respect to any Alteration affecting any Building System, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities (including a PW-1 Form, approved by applicable Governmental Authorities, for amending the certificate of occupancy, and all public assembly permits, and physical culture establishment permits), (iii) furnish to Landlord duplicate original policies or certificates of workers compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), comprehensive public liability (including property damage coverage) and builder's risk insurance coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, the Indemnitees and any other parties designated by Landlord as additional insureds, and (iv) furnish to Landlord such other evidence of Tenant's ability to complete and to fully pay for such Alterations (other than Decorative Alterations) as is reasonably satisfactory to Landlord. Upon Tenant's request, Landlord shall exercise reasonable efforts to cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any cost, expense or liability incurred by Landlord in connection therewith. Tenant shall give Landlord not less than 5 Business Days' notice prior to performing any Decorative Alteration which is not consistent with, or of the same type, design and style as those installed as part of the Initial Installations, which notice shall contain a description of such Decorative Alteration. Without limitation, all Alterations (including Decorative Alterations) shall be of equal or better quality as those installed as part of the Initial Installations.

                (c) GOVERNMENTAL APPROVALS, PLANS. Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain all certificates of final approval of such Alterations required by any Governmental Authority (including all certificates of occupancy, public assembly permits, and physical culture establishment permits), and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations (other than Decorative Alterations) prepared on an Autocad Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) and magnetic computer media of such record drawings and specifications, translated into DXF format or another format acceptable to Landlord.

                (d) LANDMARKS PRESERVATION. TENANT IS HEREBY NOTIFIED THAT THE PREMISES ARE SUBJECT TO THE JURISDICTION OF THE CITY OF NEW YORK LANDMARKS PRESERVATION COMMISSION. IN ACCORDANCE WITH SECTIONS 25-305, 25-306, 25-309 AND 25-310 OF THE ADMINISTRATIVE CODE OF THE CITY OF NEW YORK AND THE RULES SET FORTH IN TITLE 63 OF THE RULES OF THE CITY OF NEW YORK, ANY DEMOLITION, CONSTRUCTION, RECONSTRUCTION, ALTERATION OR MINOR WORK AS DESCRIBED IN SUCH SECTIONS AND SUCH RULES MAY NOT BE COMMENCED WITHIN OR AT THE PREMISES WITHOUT THE PRIOR WRITTEN APPROVAL OF THE LANDMARKS PRESERVATION COMMISSION. TENANT IS NOTIFIED THAT SUCH DEMOLITION, CONSTRUCTION, RECONSTRUCTION, ALTERATIONS OR MINOR WORK INCLUDES, BUT IS NOT LIMITED TO, (A) WORK TO THE EXTERIOR OF THE PREMISES INVOLVING WINDOWS, SIGNS, AWNINGS, FLAGPOLES, BANNERS AND STOREFRONT ALTERATIONS AND (B) INTERIOR WORK TO THE PREMISES THAT (I) REQUIRES A PERMIT FROM THE DEPARTMENT OF BUILDINGS OR (II) CHANGES, DESTROYS OR AFFECTS AN INTERIOR ARCHITECTURAL FEATURE OF AN INTERIOR LANDMARK OR AN EXTERIOR ARCHITECTURAL FEATURE OF AN IMPROVEMENT THAT IS A LANDMARK OR LOCATED ON A LANDMARK SITE OR IN A HISTORIC DISTRICT.

        Section 5.2 MANNER AND QUALITY OF ALTERATIONS. All Alterations shall be performed (i) in a good and first-class workmanlike manner and free from defects, (ii) in accordance with the plans and specifications as required under
Section 5.1, and by contractors, approved by Landlord, (iii) excepting only for Decorative Alterations, under the supervision of a licensed architect reasonably satisfactory to Landlord, and (iv) in compliance with all Requirements, the terms of this Lease including the Tenant Design and Work Specifications attached hereto as Exhibit D and incorporated herein by this reference, all procedures and regulations then prescribed by Landlord for work performed in the Building, and the Rules and Regulations. All materials and equipment to be used in the Premises shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment shall be subject to any lien or other encumbrance.

        Section 5.3 RESTORATION OF PREMISES; REMOVAL OF TENANT'S PROPERTY. All Building Standard Installations (as hereinafter defined) shall be and remain the property of Landlord, shall remain upon the Premises and shall not be removed by Tenant and at the expiration or termination of the Term shall be surrendered with the Premises as a part thereof without disturbance, molestation or injury. All Above Building Standard Installations (as hereinafter defined) and Tenant's Property shall be and, except as hereinafter provided, shall remain the property of Tenant. On or prior to the Expiration Date or sooner termination of the Term, Tenant shall, at Tenant's expense, remove all of Tenant's Property and, unless otherwise directed in writing by Landlord: (i) close up any slab penetrations, restore all structural steel and Building Systems previously removed by Tenant in the Premises and (ii) remove any kitchen facilities, raised floors, internal stairways, vaults, private lavatories, libraries, vertical transportation systems, reinforced floor areas, supplemental air-conditioning systems or other Alterations designated by Landlord for removal by Tenant (collectively, "Specialty Alterations") (all Specialty Alterations shall be deemed to be "Above Building Standard Installations" for all purposes of this Lease). Without limiting the foregoing, if together with the submission of plans and specifications, Tenant provides Landlord with a notice expressly stating that Landlord should identify all Specialty Alterations while reviewing said plans and specifications, then Landlord will designate which Alterations will constitute Specialty Alterations in connection with its approval of the plans and specifications. At least 30 days prior to commencing the removal of any Specialty Alterations or the closing of any slab penetrations, Tenant shall notify Landlord of its intention to remove such Specialty Alterations or effect such closings, and if Landlord notifies Tenant within such 30 day period, then Tenant shall not remove such Specialty Alterations or close such slab penetrations. All Specialty Alterations not so removed shall become the property of Landlord upon the Expiration Date or sooner termination of the Term. Tenant shall repair and restore, at its sole cost and expense, in a good and workmanlike manner, any damage to the Premises or the Building resulting from or caused by Tenant's removal of any Alterations or Tenant's Property, or by the closing of any slab penetrations, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing and restoring such damage. Any Above Building Standard Installations or Tenant's Property not removed on or before the Expiration Date or sooner termination of the Term shall be deemed abandoned and Landlord may either retain the same as Landlord's property or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without liability to or recourse by Tenant or anyone claiming by, through or under Tenant.

        Section 5.4 MECHANIC'S LIENS. Tenant, at its expense, shall discharge any lien or charge filed against the Premises and/or the Real Property, which liens or charges may arise out of or result from any work claimed or determined in good faith by Landlord to have been done by or on behalf of, or materials claimed or determined in good faith by Landlord to have been furnished to, Tenant, within not more than 20 days after Tenant's receipt of notice thereof, by payment, filing the bond required by law or otherwise in accordance with law.

        Section 5.5 LABOR RELATIONS. Tenant shall not employ, or permit the employment of, any contractor or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord's sole judgment, such employment, delivery or use will interfere or cause any conflict or disharmony with other contractors or laborers engaged in the construction, maintenance or operation of the Building or the Center by Landlord, Tenant or others, or the use and enjoyment of the Building or the Center by other tenants or occupants. In the event of such interference, conflict or disharmony, upon Landlord's request,

Tenant shall cause all contractors or laborers causing such interference or conflict to leave the Building immediately.

        Section 5.6 TENANT'S COSTS. Tenant shall pay to Landlord or its designee, within 10 days after demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations (including the Initial Installations), including costs incurred in connection with (i) Landlord's review of the Alterations (including review of requests for approval thereof), and (ii) the provision of Building personnel during the performance of any Alterations required by trade union policy or otherwise, to operate elevators or otherwise to facilitate Tenant's Alterations.

        Section 5.7 TENANT'S EQUIPMENT. Tenant shall not move any heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent and payment to Landlord of Landlord's reasonable charges in connection therewith. If any such machinery, equipment or other items require special handling, Tenant agrees (i) to employ only persons holding a Master Rigger's License to perform such work, and (ii) such work shall be done only during hours designated by Landlord.

        Section 5.8 LEGAL COMPLIANCE. The approval of plans or specifications, or the consent by Landlord to the making of any Alterations, does not constitute Landlord's agreement or representation that such plans, specifications or Alterations comply with any Requirements or the certificate of occupancy issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of plans and specifications for any Alterations, or Landlord's consent to Tenant's performing any Alterations. If, as the result of any Alterations made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Building in order to comply with any Requirements, whether or not in the Premises, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements as provided in Article 21.

                                    ARTICLE 6

                                   FLOOR LOAD

        Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot. Landlord reserves the right to reasonably designate the position of all heavy machinery, equipment and fixtures which Tenant wishes to place within the Premises, and to place limitations on the weight thereof, in accordance with the Rules and Regulations.

                                    ARTICLE 7

                                     REPAIRS

        Section 7.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, (ii) the public portions of the Building (excepting, with respect to the Premises, glass and glass windows and doors, and the so-called store front), and (iii) the structural elements of the Building, both exterior and interior, including the roof, foundation and curtain wall, in conformance with standards applicable to first-class office buildings of comparable age and quality in midtown Manhattan, subject however to the provisions of Article 14 and Article 15.

        Section 7.2 TENANT'S REPAIR AND MAINTENANCE. Tenant shall, at its expense and in compliance with the requirements of this Lease, including Article 5, (i) keep neat and clean and in good order, condition and repair, the Premises and every part thereof, including, the store front and the exterior and interior portions of all doors, windows, plate glass, all plumbing and sewage facilities within and exclusively serving the Premises, fixtures, interior walls, floors, ceilings, signs, and all wiring, electrical systems, HVAC systems and equipment, and similar equipment exclusively serving the Premises, and (ii) make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein as and when needed to preserve the Premises in good working order, condition and repair, except for damage for which Tenant is not responsible pursuant to the provisions of Article 14 and Article 15. Tenant shall, at Tenant's expense, repaint and refurbish the Premises and any part or portion thereof, from time to time, to assure that the same are kept in a first-class, tenantable and attractive condition throughout the Term. The Premises shall be kept in a clean, sanitary and safe condition, in accordance with all applicable Requirements. The Tenant shall not permit or commit any waste. Without limiting the foregoing, all damage to the Premises or to any other part of the Building or the Center, or to any fixtures, equipment, sprinkler system and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of any Tenant Party, or Alterations made by any Tenant Party, or the moving of Tenant's fixtures, furniture or equipment, including machinery and heavy equipment, into, within or out of the Premises, shall be repaired at Tenant's expense. Such repairs shall be made by (A) Tenant, at Tenant's expense if the required repairs are nonstructural in nature and do not affect any Building System or any portion of the Building outside of the Premises, or (B) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System or any portion of the Building outside of the Premises. If such repairs are made by Landlord, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord promptly after demand therefore. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any structural element or any Building System located in, servicing or passing through the Premises. All repairs made by Tenant shall be performed in a good and first-class workmanlike manner, shall be of a quality at least equal to the original work or construction using new construction materials, and shall be made in accordance with this Lease, including Article 5. If Tenant fails to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs, and all costs and expenses incurred by Landlord in connection therewith shall be paid by Tenant as provided in Article 21.

        Section 7.3 INTERRUPTIONS DUE TO REPAIRS. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and/or the Center, or any parts thereof, including to the Building Systems which provide services to Tenant, all as Landlord deems necessary or desirable. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such changes, alterations, additions, improvements, repairs or replacements, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates, or to incur any other overtime costs or additional expenses whatsoever. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Center, the Building or the Premises, or in or to fixtures, appurtenances or equipment therein.

                                    ARTICLE 8

              INCREASES IN REAL ESTATE TAXES AND OPERATING EXPENSES

        Section 8.1 DEFINITIONS. As used in this Article:

                (a) "BASE EXPENSE FACTOR" means the quotient, expressed in dollars and cents, of (i) the Operating Expenses payable for the Base Operating Year, divided by (ii) the Center Operating Area for the Base Operating Year.

                (b) "BASE TAX FACTOR" means the quotient, expressed in dollars and cents, of (i) the Taxes payable for the Base Tax Year, divided by (ii) the Center Tax Area for the Base Tax Year.

                (c) "CENTER OPERATING AREA" means the number of square feet in the rentable area of the Center which is operated and maintained by Landlord or an Affiliate of Landlord or at the expense of Landlord or an Affiliate of Landlord. Notwithstanding the foregoing, Landlord may elect, in its sole discretion from time to time, to:

                (i) subtract from the Center Operating Area the number of square feet in the rentable area of the Center operated and maintained by Landlord or an Affiliate of Landlord but (A) operated and maintained at the expense of any Person other than Landlord (or an Affiliate of Landlord) or (B) owned, as a condominium unit or otherwise, by any Person other than Landlord;

                (ii) add to the Center Operating Area to include the number of square feet in the additional rentable area of the Center operated and maintained by Landlord or an Affiliate of Landlord or at the expense of Landlord or an Affiliate of Landlord; or

                (iii) limit the Center Operating Area to the number of square feet in the rentable area of the Building.

        (d) "CENTER TAX AREA" means the number of square feet in the rentable area of the Center for which Taxes are payable by Landlord or an Affiliate of Landlord, excluding the rentable area of the Center for which Taxes are not payable. Notwithstanding the foregoing, Landlord may elect, in its sole discretion from time to time, to:

                (i) subtract from the Center Tax Area the number of square feet in the rentable area of the Center for which Taxes are not payable by Landlord or an Affiliate of Landlord;

                (ii) add to the Center Tax Area to include the number of square feet in the additional rentable area of the Center for which Taxes are payable by Landlord or an Affiliate of Landlord; or

                (iii) limit the Center Tax Area to the number of square feet in the rentable area of the Building.

                (e) "COMPUTATION YEAR" means each calendar year in which any part of the Term occurs and, in the case of a termination of this Lease pursuant to Article 19, in which any part of the Term would have occurred except for such termination.

                (f) "EXPENSE FACTOR" means the quotient, expressed in dollars and cents, of (i) the Operating Expenses payable for any Computation Year subsequent to the Base Operating Year, divided by (ii) the Center Operating Area for such Computation Year.

                (g) "LANDLORD'S STATEMENT" means an instrument or instruments, prepared by Landlord, containing a comparison of one or both of (i) the Base Tax Factor and the Tax Factor for any Tax Year, and (ii) the Base Expense Factor and the Expense Factor for any Computation Year.

                (h) "OPERATING EXPENSES" means all the costs and expenses of every kind and nature (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord and/or its Affiliates with respect to the ownership, operation, maintenance, and repair of the Center, including, the costs incurred for: (i) air conditioning, ventilation, and heating; (ii) interior and exterior cleaning and rubbish removal, including supervisory fees of Landlord's Agent in connection therewith (provided that if such services are performed by Landlord's Agent, such costs shall not be materially in excess of those charged by outside contractors for similar services in comparable office buildings); (iii) window washing; (iv) elevators and escalators; (v) hand tools and other movable equipment; (vi) porter and matron service; (vii) electricity, gas, oil, steam, water rates, sewer rents and other utilities; (viii) association fees and dues;
(ix) protection and security services; (x) compliance with any agreement with any Governmental Authority with respect to the maintenance of the Center or any part thereof as a landmark; (xi) insurance premiums; (xii) supplies; (xiii) wages, salaries, disability benefits, pensions, hospitalization, retirement plans, severance packages and group insurance for employees of Landlord and Landlord's Agent, up to and including the level of building managers and their immediate supervisors; (xiv) uniforms and working clothes for such employees and the cleaning thereof; (xv) expenses imposed pursuant to any collective bargaining agreement with respect to such employees; (xvi) payroll, social security, unemployment and other similar taxes with respect to such employees; (xvii) sales, use and similar taxes; (xviii) vault charges; (xix) franchise and license fees; (xx) charges of independent contractors performing work in connection with the operation, maintenance and repair of the Center;
(xxi) legal, accounting and other professional fees of Landlord and Landlord's Agent; (xxii) installation, operation and maintenance of the Christmas tree for the Center and related holiday decorations, events open to the public and other promotional expenses intended to enhance the environment of the Center; (xxiii) landscaping costs; (xxiv) management fees, or if no management fee is being charged, an imputed management fee not in excess of the amount that would be paid to a property manager for managing a comparable first class office building in midtown Manhattan; (xxv) the annual depreciation or amortization, on a straight-line basis over such period as Landlord shall reasonably determine (with interest on the unamortized portion at the Base Rate plus 2% per annum), of any capital costs incurred after the Base Operating Year for any equipment, device or other improvement made or acquired which is either (A) intended as a labor-saving measure or to effect other economies in the operation, maintenance or repair of the Center (but only to the extent that the annual benefits anticipated to be realized therefrom are reasonably related to the annual amounts to be amortized), or (B) required by any Requirement. Operating Expenses shall not include (1) Taxes, special assessments and franchise, income or any other taxes imposed upon or measured by the income or profits of Landlord; (2) except for depreciation and amortization specifically included in Operating Expenses as provided above, the costs of all items which should be capitalized in accordance with generally accepted accounting practices; (3) the costs of all services furnished to any other tenant of the Center on a "rent inclusion" basis which are not provided to Tenant on such basis; (4) the costs of all work or services performed for any tenant in the Center (including Tenant) at such tenant's cost and expense; (5) mortgage amortization and interest; (6) leasing commissions; (7) allowances, concessions and other costs of tenant installations and decorations incurred in connection with preparing space for any tenant in the Center, including work letters and concessions; (8) fixed rent payable under Superior Leases, if any; (9) wages, salaries and benefits paid to any employees of Landlord and Landlord's Agent, above the level of the immediate supervisors of building managers; (10) legal and accounting fees relating to (i) disputes with tenants, prospective tenants or other occupants of the Center, (ii) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Center or any part thereof, (iii) negotiations of leases, contracts of sale or mortgages, or (iv) disputes with ground lessors under Superior Leases, if any; (11) costs which are reimbursed by insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants or any other Person other than pursuant to an expense escalation clause; (12) costs in the nature of penalties or fines; (13) the costs of all services, supplies and repairs paid to any Affiliate or subsidiary of Landlord or Landlord's Agent materially in excess of the costs that would be payable in an "arm's length" or unrelated situation; (14) advertising expenses in connection with leasing of the Center; (15) the costs of installing, operating and maintaining a specialty improvement, such as a cafeteria, lodging or private dining facility, unless Tenant is permitted to make use of any such facility without additional cost or on a subsidized basis consistent with other users;
(16) the costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes;
(17) the costs incurred in connection with the removal, encapsulation or other treatment of any Hazardous Materials classified as such and existing in the Premises as of the date hereof and required to be removed, encapsulated or treated under applicable Requirements in effect as of the date hereof; (18) the costs of acquiring works of fine art (as distinguished from the works of art and sculpture presently located at the Center and replacements, repairs and alterations thereto) located within the Center; (19) the annual depreciation or amortization of any capital costs incurred for any equipment, device or other improvement made or acquired to remedy violations of any Requirements which exist on the date hereof of which violations Landlord has received written notice prior to the date of this Lease; and (20) charitable and political contributions.

        Landlord shall not recover under this Section 8.1 any item of cost more than once.

        (i) "TAXES" means all taxes and assessments from time to time imposed upon the Center or any part thereof, including assessments made as a result of the Center or any part thereof being within a business improvement district, other than any interest or penalties imposed in connection therewith, and all expenses, including fees and disbursements of counsel and experts, reasonably incurred by Landlord in connection with any application for a reduction in the assessed valuation for the Center or for a judicial review thereof (but in no event shall such expenses be included in Taxes payable for the Base Tax Year). If due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Tax, or in addition thereto, such franchise, income, profit or other tax shall be deemed to be a Tax for the purposes of this Lease and Tenant shall be obligated to pay its share thereof in accordance with the provisions of this Lease.

        (j) "TAX FACTOR" means the quotient, expressed in dollars and cents, of
(i) the Taxes payable for any Computation Year subsequent to the Base Tax Year, divided by (ii) the Center Tax Area for such Computation Year.

        (k) "TAX YEAR" means the 12 month period commencing July 1 of each year, or such other 12 month period as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

        Section 8.2 TAX PAYMENTS. (a) If the Tax Factor for any Computation Year exceeds the Base Tax Factor, Tenant shall pay to Landlord, as Additional Rent during each Computation Year, an amount ("Tenant's Tax Payment") equal to (i) Tenant's Area, multiplied by (ii) the amount by which the Tax Factor for such Computation Year exceeds the Base Tax Factor.

        Landlord may furnish to Tenant, prior to the commencement of each Computation Year, a Landlord's Statement setting forth Landlord's estimate of Tenant's Tax Payment for such Computation Year. If Landlord furnishes an estimate of Tenant's Tax Payment prior to the commencement of a Computation Year, then Tenant shall pay to Landlord on the first day of each month during such Computation Year, an amount equal to 1/12th of Landlord's estimate of Tenant's Tax Payment for such Computation Year. If Landlord shall not furnish any such estimate for a Computation Year prior to the commencement thereof, then
(x) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.2(a) for the last month of the preceding Computation Year; (y) after such estimate is furnished to Tenant, if the payments previously made by Tenant on account of Tenant's Tax Payment for such Computation Year were greater or less than the installments of Tenant's Tax Payment to be made in accordance with such estimate, then (1) if there is a deficiency, Tenant shall pay the amount thereof to Landlord within 10 Business Days after such estimate is furnished to Tenant, or (2) if there has been an overpayment by Tenant, then Landlord shall credit such overpayment against subsequent installments of payments on account of Rent due hereunder, however, if said estimate is received by Tenant after the expiration or termination of the Term, then Landlord shall refund such overpayment to Tenant promptly thereafter; and (z) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Computation Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant's Tax Payment shown on such estimate. Landlord may elect, but shall no obligation to, during each Computation Year, furnish to Tenant a revised Landlord's Statement of Landlord's estimate of Tenant's Tax Payment for such Computation Year, and in such case, Tenant's Tax Payment for such Computation Year shall be adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

        After the end of each Computation Year, Landlord shall furnish to Tenant a Landlord's Statement of Taxes for such Computation Year, and (A) if such Landlord's Statement shall show that the sums so paid by Tenant were less than Tenant's Tax Payment for such Computation Year, then Tenant shall pay to Landlord the amount of such deficiency in Tenant's Tax Payment within 10 Business Days after such Landlord's Statement is furnished to Tenant, or (B) if such Landlord's Statement shall show that the sums so paid by Tenant were more than Tenant's Tax Payment for such Computation Year, Landlord shall credit such overpayment in Tenant's Tax Payment against subsequent installments of Rent payable by Tenant, however, if said Landlord's Statement is received by Tenant after the expiration or termination of the Term, then Landlord shall refund such overpayment to Tenant promptly thereafter. If there shall be any increase in the Taxes for any Computation Year, whether during or after such Computation Year, or if there shall be any decrease in the Taxes for any Computation Year, Tenant's Tax Payment for such Computation Year shall be appropriately adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

        (b) Tenant shall be obligated to pay Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of taxes as the result of any reduction, abatement, or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant's diplomatic status or other tax exempt status. The benefit of any discount for any early payment of Taxes shall accrue solely to the benefit of Landlord.

        (c) Tenant shall not (and hereby waives any and all rights it may now or hereafter have to) institute or maintain any action, proceeding or application in any court or other body having the power to fix or review assessed valuations, for the purpose of reducing Taxes. Without limitation, the filing of any such proceeding by Tenant without Landlord's prior consent in each instance shall be a default hereunder.

        (d) Tenant shall pay, prior to the due date thereof, all occupancy or rent taxes now in effect or hereafter enacted and applicable to Tenant's occupancy of the Premises, regardless of whether imposed by its terms upon Landlord or Tenant, and if any such tax is payable by Landlord, Tenant shall promptly reimburse the amount thereof to Landlord upon demand, as Additional Rent. Tenant shall pay all taxes assessed or imposed upon personal property, fixtures and equipment within the Premises prior to the due date thereof. Tenant shall also pay all license fees and other charges which may be imposed upon the business of Tenant conducted upon the Premises.

        Section 8.3 OPERATING EXPENSE PAYMENTS. (a) If the Expense Factor for any Computation Year exceeds the Base Expense Factor, Tenant shall pay to Landlord, as Additional Rent during each Computation Year, an amount ("Tenant's Operating Payment") equal to (i) Tenant's Area, multiplied by (ii) the amount by which the Expense Factor for such Computation Year exceeds the Base Expense Factor.

        For each Computation Year, Landlord shall furnish to Tenant a statement setting forth Landlord's good faith estimate of Tenant's Operating Payment for such Computation Year. If Landlord furnishes an estimate of Tenant's Operating Payment prior to the commencement of a Computation Year, then Tenant shall pay to Landlord, on the first day of each month during such Computation Year, an amount equal to 1/12th of Landlord's estimate of Tenant's Operating Payment for such Computation Year. If Landlord does not furnish any such estimate for a Computation Year until after the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.3
(a) during the last month of the preceding Computation Year, (B) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the payments previously made by Tenant on account of Tenant's Operating Payment for such Computation Year were greater or less than the installments of Tenant's Operating Payment to be made for such Computation Year in accordance with such estimate, and (1) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after receipt of such notice, or (2) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent installments of payments on account of Rent due hereunder, however, if said estimate is received by Tenant after the expiration or termination of the Term, then Landlord shall refund such overpayment to Tenant promptly thereafter, and (C) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Computation Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant's Operating Payment shown on such estimate.

        (b) After the end of each Computation Year, Landlord shall furnish to Tenant a Landlord's Statement of Tenant's Operating Payment for such Computation Year. If Landlord's Statement shows that the sums paid by Tenant exceeded the actual amount of Tenant's Operating Payment for such Computation Year, then Landlord shall credit the amount of such excess against subsequent installments of Rent due hereunder, however, if said Landlord's Statement is received by Tenant after the expiration or earlier termination of the Term, then Landlord shall refund such excess to Tenant promptly thereafter. If Landlord's Statement shows that the sums paid by Tenant were less than Tenant's Operating Payment for such Computation Year, then Tenant shall pay the amount of such deficiency within 10 Business Days after Tenant's receipt of Landlord's Statement.

        Section 8.4 CERTAIN ADJUSTMENTS. (a) If the Center Operating Area is increased or decreased, from time to time, pursuant to Section 8.1(c), then from and after the date of such increase or decrease, Operating Expenses for purposes of this Lease shall be those Operating Expenses of the Center which are properly allocable, in Landlord's reasonable judgment, to the space included in the Center Operating Area, as so increased or decreased. Such allocation shall be performed by Landlord in good faith in a manner consistent with the methods and principles employed by Landlord in computing Operating Expenses prior to the date of such increase or decrease. If Landlord performs such an allocation, then Landlord shall, in its reasonable discretion, equitably adjust the calculation of the amount of Operating Expenses for the Base Operating Year to account for such increase or decrease.

        (b) Taxes shall not include any taxes and assessments imposed upon any portion of the Center excluded from the calculation of the Center Tax Area pursuant to Section 8.1(d) above. If Landlord has elected to limit the Center Tax Area to the number of square feet in the rentable area of the Building pursuant to Section 8.1(d)(iii), then Taxes for purposes of this Lease shall be calculated as follows: (i) if the Building is separately assessed for tax purposes, the Taxes imposed shall be the Taxes imposed on the Building; or (ii) if the Building is not separately assessed then Taxes shall be, as determined by Landlord, either (x) a portion of the Taxes imposed upon the Center, determined in the same proportion that the rentable area of the Building bears to the aggregate rentable area in all buildings in the Center, or (y) a portion of the Taxes imposed upon the tax lot on which the Building is located, determined in the same proportion that the rentable area of the Building bears to the aggregate rentable area in all buildings located on such tax lot.

        (c) If the Rent Commencement Date shall be a day other than January 1 or the Expiration Date shall be a day other than December 31, or if there is any abatement of Fixed Rent payable under this Lease (other than any abatement under Article 1 hereof) or any termination of this Lease (other than a termination pursuant to Article 19), or if there is any increase or decrease in Tenant's Area, or if there is any increase or decrease in the Center Operating Area or the Center Tax Area, then in each such event, in applying the provisions of this Article with respect to the Tax Year or Computation Year in which the event occurred, appropriate adjustments shall be made to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Article, taking into consideration (i) the portion of such Tax Year or Computation Year, as the case may be, which shall have elapsed prior to or after such event, (ii) the rentable area of the Premises or the Center Operating Area or the Center Tax Area affected thereby, and (iii) the duration of such event.

        (d) If during all or any part of any Computation Year (including the Base Operating Year) Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a rentable portion of the Center which is not then leased, then Operating Expenses for such period shall include an amount equal to the costs and expenses which would have been incurred by Landlord and/or its Affiliates for such work or service during such period (as determined by Landlord in its good faith) if the Center had been 95% leased and occupied.

        (e) If during all or any part of any Computation Year (including the Base Operating Year) Landlord is not obligated to furnish any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to any portion of the Center (other than to space not then leased), then notwithstanding anything to the contrary set forth in Section 8.1(h), the amount included in Operating Expenses for such period with respect to such work or service shall be equal to the product of (i) the Center Operating Area multiplied by (ii) the quotient expressed in dollars and cents, of (A) the costs and expenses actually incurred by Landlord during such period to furnish such work or service, divided by (B) the area of the Center to which Landlord provides such work or service. Without limiting the provisions of
Section 8.1(h), if subsequent to the Base Operating Year, Landlord commences furnishing any particular type or category of work or service which is not furnished in the Base Operating

Year, the cost of which is included in Operating Expenses, then Landlord shall, in its reasonable discretion equitably adjust the calculation of Operating Expenses for the Base Operating Year to account for such additional type or category of work or service.

        Section 8.5 NON-WAIVER. Landlord's failure to render a Landlord's Statement on a timely basis with respect to any Computation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect to such Computation Year or any subsequent Computation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for any Computation Year.

        Section 8.6 TENANT DISPUTES. Each Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (i) within 30 days after such statement is sent, pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute such statement, and
(ii) within 90 days after such statement is sent, send a notice to Landlord objecting to such statement and specifying the reasons for Tenant's claim that such statement is incorrect. In no event shall Tenant withhold payment of any portion of amounts set forth in a Landlord's statement. Tenant covenants and agrees that Tenant will not employ, in connection with any dispute under this Lease, any Person who is to be compensated, in whole or in part, on a contingency fee basis. If the parties are unable to resolve any such dispute within 30 days following the giving of Tenant's notice of objection, either party may refer the issues raised to an independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review, or the substance of any admissions or stipulations by any party in connection therewith, or of any resulting reconciliation, compromise or settlement. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants shall determine that Landlord overstated the Expense Factor by more than 5% for such Computation Year, as finally determined, in which case Landlord shall pay such fees and expenses.

                                    ARTICLE 9

                               REQUIREMENTS OF LAW

        Section 9.1 (a) TENANT'S COMPLIANCE. Tenant, at its expense, shall comply (or cause to be complied) with all Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof. All repairs and alterations, whether ordinary or extraordinary, required to be made to cause the Premises (which shall include all means of access and egress to, from and between the floors comprising parts of the Premises) to comply with any Requirements shall be made at Tenant's expense. If such repairs or alterations are nonstructural, do not affect any Building System, and do not involve the performance of work outside of the Premises, then they shall be made by Tenant, in accordance with the requirements of this Lease, including Article
5. If such repairs or alterations are structural, affect any Building System, or involve the performance of work outside the Premises, then at Landlord's option, they shall be made by Landlord and, within 10 days after demand therefore, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith. Notwithstanding anything to the contrary contained herein, Tenant agrees that within the Premises (which shall include all means of access and egress to, from and between the floors comprising parts of the Premises), it shall be responsible for compliance with the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

                (b) HAZARDOUS MATERIALS. Tenant shall not (i) cause or permit any Hazardous Materials to be brought into or onto the Center, (ii) cause or permit the storage, handling, or use of Hazardous Materials in any manner not permitted by any Requirements, or (iii) cause or permit the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Center. Nothing herein shall be deemed to prevent Tenant's use of commercially available cleansers which may contain Hazardous Materials; provided that (i) such cleansers are ordinarily and customarily used in the operation of health club facilities, and (ii) any such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from, the actual or alleged presence of Hazardous Materials in the Premises, the Building or the Center which arises out of or results from Tenant, Tenant's use of the Premises, those acting on behalf of Tenant or any Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time. Without limitation, Tenant agrees (A) to notify Landlord immediately of any contamination, claim of contamination, loss or damage in connection with Hazardous Materials, (B) after consultation with and approval by Landlord, to clean up the contamination in full compliance with applicable Requirements, and
(C) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising out of or resulting from any such contamination, claim of contamination, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods or manner of removal, containment or other compliance with applicable Requirements.

        (c) LANDLORD'S INSURANCE. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Center, (iii) cause an increase in the premiums for any insurance then covering the Building over that payable with respect to comparable first-class office buildings, or (iv) result in insurance companies of good standing refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If any insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Article, then Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant. In any action or proceeding to which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the appropriate Fire Insurance Rating Organization, or other body fixing such insurance rates, shall be conclusive evidence of the insurance rates then applicable to the Building.

        Section 9.2 FIRE ALARM SYSTEM: SPRINKLERS. Tenant shall install, and thereafter maintain in good order and repair, a sprinkler system and fire-alarm and life-safety system serving the Premises. Such installation and maintenance shall be performed by Tenant in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications or Alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire-alarm and life-safety system serving the Building or the Premises by reason of Tenant's business, or the location of the equipment, trade fixtures, or other contents of the Premises, Landlord (to the extent such modifications or Alterations are structural, affect any Building System or involve the performance of work outside the Premises), or Tenant (to the extent such modifications or Alterations are nonstructural, do not affect any Building System and do not involve the performance of work outside the Premises) shall make such modifications or Alterations, and supply such additional equipment, in either case at Tenant's expense.

        Section 9.3 LIMITATIONS ON RENT. If at any time during the Term, the Rent is not fully collectible by reason of any Requirement, Tenant shall take such other steps as Landlord may request, and as may be legally permissible, to permit Landlord to collect the maximum rents which may during the continuance of such restriction be legally permissible (but not in excess of the Rent reserved under this Lease). Upon the termination of such restriction during the Term, Tenant shall pay to Landlord, in addition to the Rent for the period following such termination, if legally permissible, the portion of Rent which would have been paid pursuant to this Lease but for such legal restriction, less the Rent paid by Tenant to Landlord while such restriction was in effect, together with interest thereon at the Base Rate.

                                   ARTICLE 10

                                 QUIET ENJOYMENT

        Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and all Superior Leases and Mortgages.

                                   ARTICLE 11

                                  SUBORDINATION

        Section 11.1 SUBORDINATION AND ATTORNMENT. (a) This Lease and Tenant's rights hereunder are subject and subordinate to all Mortgages and Superior Leases. At the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

        (b) If a Lessor or Mortgagee or any other Person shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed, or otherwise, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attornment to and recognized such successor landlord as Landlord under this Lease. The provisions of this Article 11 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (1) evidencing such attornment, (2) setting forth the terms and conditions of Tenant's tenancy, and
(3) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant's non-Rent obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

                (i) liable for any act or omission of Landlord (except to the extent such act or omission is a default under this Lease and continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission to such successor landlord);

                (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

                (iii) bound by any prepayment of more than one month's Rent to any prior landlord;

                (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest, excepting only the obligation of Landlord to provide Landlord's Contribution in accordance with the terms of this Lease;

                (v) bound by any obligation to perform any work or to make improvements to the Premises except for (A) repairs and maintenance required to be made by the landlord under this Lease, and (B) repairs to the Premises as a result of damage by fire or other casualty, or partial condemnation, pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards actually made available to such successor landlord; or

                (vi) bound by any modification, amendment or renewal of this Lease made without the consent of any Lessor or Mortgagee of which Tenant has been provided notice.

                (c) Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property or the Center, or of the interest of the lessee under any Superior Lease, Tenant shall consent to any reasonable modifications of this Lease requested by any lender, provided such modifications do not increase the Rent, materially increase Tenant's non-Rent obligations or materially and adversely affect Tenant's rights under this Lease.

        Section 11.2 TERMINATION BY TENANT. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord (i) until Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (ii) until a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time) during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

        Section 11.3 FUTURE CONDOMINIUM DECLARATION. This Lease and Tenant's rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the "Declaration") which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9-13 of the New York Real Property Law or any successor statute, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant's non-Rent obligations or materially and adversely affect Tenant's rights under this Lease. At Landlord's request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.

        Section 11.4 APPLICABILITY. The provisions of this Article shall (i) inure to the benefit of Landlord, any future owner of the Real Property, any Lessor or Mortgagee and any sublessor thereof, and (ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease or the foreclosure of any Mortgage.

        Section 11.5 NON-DISTURBANCE AGREEMENTS. As a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to any Mortgage and/or any Superior Lease, Landlord shall obtain from each Mortgagee or Lessor an agreement, in recordable form and in the standard form customarily employed by such Mortgagee or Lessor, pursuant to which such Mortgagee or Lessor shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, or which such Lessor shall take to terminate such Superior Lease, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in Section 11.1(b) hereof (any such agreement, a "Non-Disturbance Agreement").

                                   ARTICLE 12

                                    SERVICES

        Section 12.1 ELEVATORS. Landlord shall make available to Tenant at least one freight elevator serving the Premises upon Tenant's prior request, on a non-exclusive "first come, first serve" basis with other Building tenants, on all Business Days from 8:00 a.m. to 12:00 noon, and from 1:00 p.m. to 5:00 p.m.

        Section 12.2 [Intentionally Deleted]

        Section 12.3 CHILLED WATER. For and with respect to the Operating Hours (as hereinafter defined), Landlord, at Tenant's request, shall provide Tenant with 95 tons of chilled water (at 6 watts per useable square foot for lighting, power and heat loads) for the heating, ventilation and air-conditioning ("HVAC") system to be installed by Tenant, at Tenant's cost and expense, as part of the Initial Installations. Tenant shall pay Landlord, as additional rent, for all chilled water provided to Tenant in excess of 95 tons, within 10 days after rendition of a bill therefor, an annual charge at the rate of $750.00 per ton (the "Chilled Water Charge"). The Chilled Water Charge shall be subject to a cost of living increase for each year after the first year included within the Term. In that regard, on the first calendar anniversary of the Commencement Date (such date and each ensuing anniversary thereof being referred to hereinafter as a "Chilled Water Adjustment Date"), and on each Chilled Water Adjustment Date thereafter during the Term, the Chilled Water Charge shall be increased above the initial Chilled Water Charge in the same proportion as the Consumer Price Index for all Urban Consumers (CPI-U): New York, New York-Northeastern New Jersey Average, All Items (unadjusted) (1982-84=100), published monthly by the U.S. Department of Labor, or if said index ceases to be published, a comparable index reflecting changes in the cost of living and designated by Landlord (the "Price Index") has increased, if at all, as of the Chilled Water Adjustment Date in question above the Price Index as of the Commencement Date, and each such increased figure shall then become the Tenant's Chilled Water Charge and shall remain in effect until the next Chilled Water Adjustment Date. In no event shall anything contained herein permit the Chilled Water Charge to be reduced below the amount of the initial Chilled Water Charge specified hereinabove. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of chilled water supplied to Tenant by reason of any Requirement, or any act or omission of the public service company serving the Building, or for any other reason not caused by the gross negligence or willful misconduct of Landlord, its agents, contractors and employees. In addition to the foregoing Chilled Water Charge, at the time of the initial hookup by Tenant of any HVAC equipment and at the time of installation of any supplementary or auxiliary HVAC equipment to serve the Premises, or if Tenant's requirements for chilled water require additional connections or enlargements to existing connections to Landlord's chilled water ducts, Tenant shall pay to Landlord a "tap-in" fee for each connection equal to the greater of (i) $1,500.00, which rate shall be increased on each anniversary of the Commencement Date based on the percentage increase in the Price Index, if any, over that in effect on the immediately preceding anniversary of the Commencement Date and (ii) the "tap-in" fee which Landlord shall then have established as customary for the Building. All hookups and "tap-ins" shall be performed by Landlord, on Tenant's behalf and at Tenant's expense.

        Section 12.4 OVERTIME BUILDING SERVICES. The Rent does not reflect or include any charge to Tenant for the furnishing of any building services such as freight elevator service or chilled water other than to the extent expressly and specifically set forth in Sections 12.1, 12.2 and 12.3 above. Landlord shall not be required to furnish any building services at any times ("Overtime Periods") other than the times specifically described in this Lease for the provision of such building services unless Tenant delivers notice to Landlord's property management office serving the Building requesting such services, such notice to be delivered on a Business Day at least 24 hours prior to the time at which such services are to be provided. If Landlord furnishes elevator service, chilled water or any other building service to the Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for supplying such overtime building services in the Building. Landlord shall not be obligated to furnish any building services to the Premises other than as expressly and specifically set forth in this Article 12.

        Section 12.5 CLEANING. Tenant shall, at its cost and expense, cause the Premises to be cleaned, substantially in accordance with the standards established by Landlord from time-to-time. All cleaning contractors employed by Tenant to perform cleaning services shall be subject to the prior written approval of Landlord in each instance. In connection therewith, Tenant shall permit Landlord or its designees (as designated by Landlord, the "Cleaning Contractor") to perform such services, on Tenant's behalf and at Tenant's expense, as follows: prior to entering into any contracts for cleaning services,

Tenant shall forward to Landlord a statement setting forth the name of the proposed cleaning contractor, the rates and other material terms and conditions of said cleaning services contract. Landlord shall have the right, exercisable by written notice given to Tenant within 30 days after receipt of Tenant's notice, to elect to have the Cleaning Contractor designated by Landlord perform such cleaning services upon the terms and conditions, and at the rates, set forth in Tenant's notice. If Landlord timely gives notice of its exercise of said right to Tenant, then promptly thereafter Tenant and the Cleaning Contractor shall enter into a contract for provision of cleaning services upon such terms. If Landlord fails to exercise such rights in a timely fashion, then Tenant may, within 45 days thereafter, enter into a contract for cleaning services upon the terms and conditions specified in the notice previously delivered to Landlord.

        Section 12.6 WATER AND STEAM. Landlord will install meters to measure the water furnished to the Premises. Within 10 days after request therefore, Tenant shall pay the cost of the installation of said meters, for all maintenance, repairs and replacements to said meters, and from time to time, upon receipt of bills from Landlord therefore, all costs and expenses incurred by Landlord in furnishing water to the Premises, including Landlord's reasonable charge for any required pumping or heating thereof and any sewer or utility tax, fee or charge now or hereafter assessed or imposed upon the Premises or the Real Property pursuant to any Requirement, plus an administrative charge for Landlord's supervision and overhead equal to 3% of such costs and expenses.

        Tenant shall be entitled to use and shall pay for all live steam consumed in and upon the Premises. Landlord shall, at Tenant's cost and expense, install meters to measure consumption of steam. Within 10 days after request therefore, Tenant shall pay the cost of the installation of said meters and for all maintenance, repairs and replacements to said meters. All payments for steam shall be made either to Landlord or directly to the public utility corporation or corporations furnishing live steam to the Building, as Landlord may from time to time specify. If such payments are to be made to a public utility corporation, they shall be made as and when due and payable. If such payments are to be made to Landlord, they shall be at the rate charged to consumers by the aforesaid public utility corporations, together with Landlord's reasonable charge for any required pumping thereof, and any tax, fee, or charge now or hereafter assessed, or imposed upon the Premises or the Real Property pursuant to any Requirement, plus an administrative charge for Landlord's supervision and overhead equal to 3% of such amounts. All such payments shall be due as additional rent within 10 days after bills are rendered by Landlord. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of water and/or steam supplied to Tenant by reason of any Requirement, or any act or omission of the public service company serving the Building, or for any other reason not caused by the gross negligence or willful misconduct of Landlord, its agents, contractors and employees. Landlord shall maintain, repair and replace the meter referred to above at Tenant's expense.

        Section 12.7 REFUSE AND RUBBISH REMOVAL. All trash, refuse and rubbish shall be kept in covered trash receptacles, which trash receptacles shall be kept within the Premises at all times and in no event stored outside of the same. In accordance with Landlord's direction, on a daily basis Tenant shall cause all trash to be removed to a designated area of the loading dock located at the Building. Tenant shall pay to Landlord within 10 days after request therefor, Landlord's reasonable charges for removal of refuse and rubbish. Tenant shall not dispose of any refuse and rubbish in the public areas of the Center or any part thereof, and if any Tenant Party does so, Tenant shall be liable for Landlord's reasonable charge for such removal. Tenant shall cause all Tenant Parties to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

        Section 12.8 LISTING IN BUILDING DIRECTORY. Landlord shall, at the request of Tenant, maintain a listing on the Center directory in the Building lobby of the name of Tenant.

        Section 12.9 SERVICE INTERRUPTIONS. Landlord reserves the right to suspend any building service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for repairs, alterations or improvements which, in Landlord's reasonable judgment, are necessary or appropriate, until such Unavoidable Delay, accident or emergency shall cease or such repairs, alterations or improvements are completed, and Landlord shall not be liable to Tenant for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to restore such service, remedy such situation and minimize interference with Tenant's business, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates, or to incur any other overtime costs or additional expenses whatsoever. The exercise of any such right or the occurrence of any such failure by Landlord shall not (i) constitute an actual or constructive eviction, in whole or in part, (ii) entitle Tenant to any compensation, abatement or diminution of Rent, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise.

        Section 12.10 RENT ABATEMENT. Not withstanding anything to the contrary contained in this Lease, if Tenant is unable to use the entire Premises for the ordinary conduct of Tenant's business due solely to (a) an interruption of an Essential Service (as hereinafter defined) resulting from Landlord's performance of an improvement or repair to the Building or (b) Landlord's breach of an obligation under this Lease to perform repairs or replacements which results in Landlord's failure to provide an Essential Service, in each case other than as a result of Unavoidable Delays, casualty or condemnation, and such condition continues for a period in excess of 10 consecutive days on which pursuant to
Section 36.2(b) of this Lease Tenant is required to keep the Premises open for business after (i) Tenant furnishes a notice to Landlord (the "Abatement Notice") stating that Tenant's inability to use the Premises is solely due to such condition, (ii) Tenant does not actually use or occupy any portion of the Premises during such period, and (iii) such condition has not resulted from the negligence or misconduct of Tenant or any Tenant Party, then Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be abated on a per diem basis for the period commencing on the 11th day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises, and (y) the date on which such condition is substantially remedied. "Essential Service" shall mean a service which Landlord is obligated under this Lease to provide to Tenant which if not provided shall (1) deny access to the Premises, (2) threaten the health or safety of any occupants of the Premises or (3) prevent the usage of more than 25% of the Premises for the ordinary conduct of Tenant's business.

                                   ARTICLE 13

                INSURANCE, PROPERTY LOSS OR DAMAGE: REIMBURSEMENT

        Section 13.1 TENANT'S INSURANCE. (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

                (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Premises or the Center, in the broadest and most comprehensive form then generally available from time to time, under which Tenant is named as the insured and Landlord, Landlord's managing agent, any Lessors, any Mortgagees and any other parties whose names shall have been furnished by Landlord to Tenant from time to time are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent or any Lessors or Mortgagees named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 32 hereof. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000.00 and in an amount of not less than $10,000,000.00 in the aggregate; provided, however, that Landlord may require Tenant to increase such coverage, from time to time, to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar health-club facilities in first-class buildings in the City of New York. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than 50% of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property, and all Alterations and improvements to the Premises (including the Initial Installations) for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord;

                (iii) during the performance of any Alteration (including the Initial Installations), until completion thereof, builder's risk insurance on an "all risk" basis and on a completed value form including a "permission to complete and occupy endorsement", for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any Mortgagee and any Lessor, in all work incorporated in the Building and all materials and equipment in or about the Premises;

                (iv) workers' compensation insurance, in amounts and with coverages as required by law;

                (v) business interruption insurance in an amount of not less than 12 months of the Rent payable under this Lease; and

                (vi) such other insurance in such amounts as Landlord, any Mortgagee and/or any Lessor may reasonably require from time to time.

        (b) All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (A) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (B) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord, Lessors and Mortgagees shall have received 30 days' prior notice of the same by certified mail, return receipt requested, and (C) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's Rating of "A-" and a "Financial Size Category" of at least "IX" or if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

        (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation, required to be carried by Tenant pursuant to this Article. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policies of insurance required to be delivered to Landlord pursuant to this
Article 13 (collectively, the "Policies"), Tenant may deliver to Landlord a certification or certifications from Tenant's insurance company or companies (on the form currently designated "Accord 27", or the equivalent, rather than on the form currently designated "Accord 25-S", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the "Insured Parties") all the rights and privileges afforded under the applicable Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination of or change to the applicable Policies that would affect the interest of any of the Insured Parties.

        Section 13.2 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other, for any loss or damage to its property or the property of others resulting from fire and other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If the payment of an additional premium is required for the inclusion of, or consent to, a waiver of subrogation, each party shall advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium, then notwithstanding the foregoing provisions, the first party shall not be required to obtain such waiver of subrogation or consent to waiver of right of recovery. Tenant acknowledges that Landlord shall not be obligated to carry insurance on, and shall not be responsible for, (i) damage to any Alterations or improvements to the Premises (including the Initial Installations), (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business.

                                   ARTICLE 14

                        DESTRUCTION - FIRE OR OTHER CAUSE

        Section 14.1 RESTORATION. (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and Landlord shall repair the core and shell of the Premises and all Building Systems (or the damaged portion thereof) up to the point of connection to the Premises, at its expense, to substantially the condition thereof prior to the damage, subject to the provisions of this Article 14, and of any Mortgage or Superior Lease. Landlord shall have no obligation to repair or restore, and Tenant shall at its cost and expense, repair and replace Tenant's Property, and any Alterations or improvements to the Premises (including the Initial Installations), to substantially the condition prior to the damage. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 14.1, then until the restoration of the core and shell of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be abated or reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises. Nothing set forth in this Section 14.1 shall be interpreted to limit Landlord's right to repair or restore all or any portion of the Premises at such time and in such manner as Landlord deems appropriate in Landlord's sole judgment, and no such repair or restoration shall constitute a waiver by Landlord of any of Landlord's rights set forth in this Section 14.1 or elsewhere in this Lease.

        Section 14.2 LANDLORD'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained in Section 14.1, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building is so damaged that in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building is required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, give Tenant a notice terminating this Lease, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building covering, in the aggregate, at least 50% of the rentable area of the Building which is or was occupied immediately prior to such damage. If this Lease is so terminated, (i) the Term shall expire upon the date set forth in Landlord's notice (with the same effect as if such date were the Expiration
Date), which shall not be less than 30 days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord no later than the date set forth in the notice, (ii) Tenant's liability for Rent which accrues thereafter shall cease as of the date of the damage, (iii) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant, and (iv) Landlord shall be entitled to collect all insurance proceeds of policies held by Landlord or Tenant providing coverage for Alterations and other improvements to the Premises (including the Initial Installations). Landlord shall retain from such proceeds from Tenant's insurance an amount equal to the unamortized portion of the sum total of amounts paid by Landlord for such Alterations and improvements (including the Initial Installations), whether by contribution, offset or otherwise, and the balance of such proceeds, if any, shall be paid to Tenant, such amortization to be calculated using a straight-line amortization schedule over the useful life of the Alteration or improvement determined in accordance with generally accepted accounting principles consistently applied, with interest thereon at the Base Rate plus 2% per annum.

        Section 14.3 TENANT'S TERMINATION RIGHT. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the core and shell of the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 18 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the "Termination Notice") to Landlord not later than 30 days following Tenant's receipt of the Restoration Notice. If Tenant delivers a Termination Notice to Landlord within said 30 day period, then this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner and subject to the conditions set forth in the second sentence of Section 14.2.

        Section 14.4 FINAL 24 MONTHS. Notwithstanding anything set forth to the contrary in this Article 14, in the event that any damage rendering the Premises wholly untenantable occurs during the final 24 months of the Term, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 14.4, the Premises shall be deemed wholly untenantable if due to such damage, Tenant shall be precluded from using more than 50% of the floor area of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until at least the earlier of the (i) Expiration Date, or (ii) the 90th day after the date when such damage occurs.

        Section 14.5 WAIVER OF REAL PROPERTY LAW SECTION 227. This Article constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

        Section 14.6 INABILITY TO COLLECT. Notwithstanding any of the foregoing provisions of this Article 14, if Landlord or any Lessor or Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by reason of any action or inaction on the part of Tenant or any Tenant Party, then, without prejudice to any other remedies which may be available against Tenant, (i) there shall be no abatement of Rent, and (ii) Landlord shall have no obligation to restore the core and shell of the Premises or the Building Systems.

        Section 14.7 LANDLORD'S LIABILITY. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor any of the Indemnitees shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor any of the other Indemnitees shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent expressly provided in Article 7). Without limitation, Tenant agrees to use and occupy the Premises at its own risk, and neither Landlord nor any Indemnitees shall have any responsibility or liability for any loss of or damage to Tenant's Property or other personal property of Tenant or those claiming by, through or under Tenant. No penalty shall accrue for delays which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, or Unavoidable Delays, or in connection with any repair or restoration of any portion of the Premises or of the Building or of the Center. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration; provided, however, Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Nothing in this Section 14.7 shall affect any right of Landlord to be indemnified by Tenant pursuant to the provisions of Article 32 for payments made to compensate for losses of third parties.

        Section 14.8 WINDOWS. If at any time any windows of the Premises are temporarily closed, darkened or covered over by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or covered over due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

        Section 14.9 RESTORATION BY TENANT. Unless this Lease is terminated as provided in this Article 14, if the Premises shall be damaged by fire or other casualty, then Tenant shall (i) repair and restore all portions of the Premises not required to be restored by Landlord pursuant to this Article 14 to substantially the condition at the time of such casualty, (ii) equip the Premises with trade fixtures, equipment and all personal property necessary or proper for the operation of Tenant's business; and (iii) open for business in the Premises as soon thereafter as possible.

                                   ARTICLE 15

                                 EMINENT DOMAIN

        Section 15.1 (a) TOTAL TAKING. If all or substantially all of the Premises, the Building or the Real Property shall be acquired or condemned for any public or quasi-public purpose, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date.

        (b) PARTIAL TAKING. If only a part of the Premises, the Building or the Real Property shall be acquired or condemned, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be modified to reflect the reduction of the Premises and/or the Building as a result of such acquisition or condemnation.

        (c) LANDLORD'S TERMINATION RIGHT. Whether or not the Premises are affected, Landlord may give to Tenant, within 60 days following the date upon which Landlord receives notice that all or a portion of the Building or the Real Property has been acquired or condemned, a notice of termination of this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates).

        (d) TENANT'S TERMINATION RIGHT. If the part of the Building or the Real Property so acquired or condemned contains a substantial part of the total area of the Premises immediately prior to such acquisition or condemnation, or if by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 60 days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall terminate and the Term shall end and expire upon the date set forth in the notice (with the same effect as if such date were the Expiration Date), which date shall not be more than 30 days following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 15.1, Landlord, at Landlord's expense but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Property, and/or any Alterations or improvements, including the Initial Installations.



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

        (e) APPORTIONMENT OF RENT. Upon any termination of this Lease pursuant to the provisions of this Article 15, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

        (f) APPLICABILITY. The provisions of Sections 15.1 and 15.2 shall not apply to any acquisition or condemnation of all or any part of the Premises for a period of 18 months or less.

        Section 15.2 AWARDS. Upon any acquisition or condemnation of all or any part of the Premises, the Building or the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or for the Alterations or other improvements, including the Initial Installations; and Tenant hereby assigns to Landlord all of its right in and to such award. Without limiting the foregoing, out of the net amount of any such award actually received by Landlord (after deducting costs of recovery, taxes, amounts payable to lenders, reasonable attorneys fees, and the like), if any, provided that Tenant shall have certified the amount of Tenant's Leasehold Improvement Costs (hereinafter defined) to Landlord within 90 days after the Rent Commencement Date, Tenant shall be entitled to an amount equal to the unamortized portion of the Tenant's Leasehold Improvement Costs. The "Tenant's Leasehold Improvement Costs" shall mean the actual costs incurred by Tenant in constructing the Initial Installations, but excluding costs for moveable and trade fixtures, furniture, equipment and any other personal property, design costs, legal fees, engineering fees and other soft costs and also excluding the Landlord's Contribution. Such amortization shall be calculated using a straight-line amortization schedule over the useful life of the Alteration or Improvement determined in accordance with generally accepted accounting principles consistently applied, with interest thereon at the Base Rate plus 2% per annum. Nothing contained in this Article shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then-value of any Tenant's Property included in such taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

        Section 15.3 TEMPORARY TAKING. Notwithstanding the provisions of Section 5.1, if all or any part of the Premises is acquired or condemned for a period of 18 months or less during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord, and the Term shall not be reduced or affected in any way, and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority. Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which award shall be received, held and applied by Tenant as a trust fund for payment of Rent falling due, provided that if the acquisition or condemnation is for a period extending beyond the Term, such award shall be apportioned between Landlord and Tenant and Landlord shall receive the portion of such award relating to the period after the Term. If the acquisition or condemnation of all or any part of the Premises is for a period of more than 18 months, the provisions of Sections 15.1 and 15.2 shall apply.

                                   ARTICLE 16

                            ASSIGNMENT AND SUBLETTING

        Section 16.1 (a) NO ASSIGNMENT OR SUBLETTING. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, license or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Premises or any part thereof to be used or occupied by others, without Landlord's prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance, license or transfer in contravention of the provisions of this Article 16 shall be void.

        (b) COLLECTION OF RENT. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant, or this Lease or the Premises or any of Tenant's Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved. No



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such collection of rent shall be deemed to be (i) a waiver of the provisions of this Article, (ii) an acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Tenant from the performance of any of the terms, covenants and conditions to be performed by Tenant under this Lease, including the payment of Rent.

        (c) NO WAIVER. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others. The listing of any name other than that of Tenant in the directory, or on the doors of the Premises or elsewhere, shall not vest in any such named party any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease, or to any sublease of the Premises, or to the use or occupancy thereof by others.

        Section 16.2 TENANT'S NOTICE. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (i) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (ii) with respect to a sublet of all or a part of the Premises, (A) the material business terms on which Tenant would sublet such premises, and (B) a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) shall be granted the right, at Landlord's option (1) to terminate this Lease with respect to such space as Tenant proposes to sublease, upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 50% or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 45 days after Landlord's receipt of Tenant's notice.

        Section 16.3 LANDLORD'S TERMINATION. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to Section 16.2: (i) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence (as if such date were the Expiration Date), (ii) Fixed Rent and Tenant's Tax Payment and Tenant's Operating Payment shall be apportioned, paid or refunded as of such date, (iii) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, (iv) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant, and (v) if this Lease shall terminate with respect to a portion of the Premises, Tenant shall, at Tenant's sole cost and expense, separately demise such portion of the Premises, and make available all utility services so as to make such portion of the Premises a self-contained rental unit satisfactory in all respects to Landlord and in compliance with all Requirements.

        Section 16.4 CONDITIONS TO ASSIGNMENT OR SUBLETTING. (a) With respect to each and every assignment and/or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

                (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

                (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

                (iii) no sublease shall be delivered to any subtenant, and no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord;

                (iv) if an Event of Default shall occur at any time prior to the effective date of such assignment or subletting, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or



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

        subletting would have been permitted without Landlord's consent pursuant to Section 16.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

                (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be
        (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord, or by any prepayment of more than one month's rent and additional rent under such sublease, (D) bound to return such subtenant's security deposit, if any, except to the extent that Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 16.4(b)(v) shall be self-operative, and no further instrument shall be required to give effect hereto, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

        Section 16.5 NO RELEASE OF TENANT: INDEMNIFICATION OF LANDLORD. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses (as defined in Section 32.1(b)) arising out of or resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 16.

        Section 16.6 TENANT'S FAILURE TO COMPLETE. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Sections 16.2 and 16.4 hereof before assigning this Lease or subletting all or part of the Premises.

        Section 16.7 PROFITS. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days after Landlord's consent to such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant's Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

                (a) In the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property), less (i) in the case of a sale of Tenant's Property, the then fair market value thereof, as reasonably determined by Landlord, (ii) the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with said assignment such as brokerage fees, legal fees, architectural fees and advertising fees paid to unrelated third parties, and (iii) costs approved in advance by Landlord incurred by Tenant for Alterations made solely to prepare the Premises or portions thereof for such assignment; or

                (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the subtenant which exceeds, on a per square foot basis, Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property), less (i) in the case of the sale of Tenant's Property, the then fair market value thereof, as reasonably determined by Landlord, (ii) the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with said sublease, such as brokerage fees, legal fees, architectural fees and advertising fees paid to unrelated third parties, (iii) costs approved in advance by Landlord incurred by Tenant for Alterations made solely to prepare the Premises or portion thereof for such subletting, and (iv) if such sublease is of less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

        Section 16.8 (a) TRANSFERS. If Tenant is a corporation, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article shall not apply to the transfer of shares of stock of Tenant if and so long as the voting of stock of Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 16.8 the term "transfers" shall be deemed to include the issuance of new stock or of treasury stock which results in a majority of the stock of Tenant being held by a Person or Persons that do not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority interest in the partnership or otherwise in violation of the provisions of Section 29.2 shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity (including a corporation or partnership), the transfer by one or more transfers, directly or indirectly, of Control of such entity, however characterized, shall be deemed a voluntary assignment of this Lease. Notwithstanding the provisions of Section 16.1, Landlord will not unreasonably withhold its consent to an assignment of this Lease in connection with transactions with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred so long as: (i) such entity shall agree with Landlord to be bound by all of the obligations of Tenant hereunder; (ii) such assignment shall not relieve Tenant of any of its obligations hereunder; (iii) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (iv) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (B) the net worth of the original Tenant on the date of this Lease, and (v) in Landlord's sole judgment such entity has the business experience and good reputation necessary to conduct the business permitted hereunder (i.e. the operation of first class health club facilities in major urban areas), in a manner consistent with the high quality of Tenant named herein, and is of a character which is in keeping with the standards for the Building and the Center and the occupancy thereof. Without limitation, Landlord and Tenant acknowledge and agree that based on the unique business operation of the Tenant named herein, as of the date of this Lease, there are no other health club operators that operate or conduct businesses consistent with the high quality of the tenant named herein.

        (b) APPLICABILITY. The limitations set forth in this Section 16.8 shall apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 16.8 shall be a transfer in violation of Section 6.1.

        (c) MODIFICATIONS, TAKEOVER AGREEMENTS. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord (or its affiliate) of a building other than the Building agrees to assume or perform the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 16.1 hereof.

        Section 16.9 ASSUMPTION OF OBLIGATIONS. Any assignment or transfer, whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord (i) an agreement in form and substance satisfactory to Landlord whereby the assignee (A) assumes Tenant's obligations under this Lease, and (B) agrees that, notwithstanding such assignment or transfer, the provisions of Section 16.1 hereof shall be binding upon it in respect of all future assignments and transfers, and (ii) certificates or policies of insurance as required under Article 13.

        Section 16.10 TENANT'S LIABILITY. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

        Section 16.11 LEASE NOT AFFIRMED OR REJECTED. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or rejected in any proceeding of the types described in Section 19.1(h) or (i) or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given within 30 days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (A) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any Persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (B) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (C) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

        Section 16.12 ASSIGNMENT TO A WHOLLY-OWNED SUBSIDIARY. Notwithstanding the foregoing provisions, Tenant may upon not less than 30 days prior notice to Landlord, one time during the Term, assign this Lease to a wholly-owned subsidiary of Tenant (but only for such period of time as such corporation shall remain a wholly-owned subsidiary of Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change of voting control, or any other transaction(s) having the overall effect that such corporation ceases to be a wholly-owned subsidiary of Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease prohibited by the provisions of Section 16.1); provided, however, and it shall be a condition precedent of the validity of any such assignment, that (i) such wholly-owned subsidiary first agree in writing, directly with Landlord, to be bound by all of the obligations of Tenant hereunder, including the obligation to pay Rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease, and the covenant against any further assignment, and (ii) the

Tenant shall execute and deliver to Landlord documents satisfactory to Landlord in its sole discretion confirming that such assignment shall not relieve Tenant of any of its obligations hereunder, and that Tenant shall remain fully and primarily liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be performed and observed, and that any default under any term, covenant or condition of this Lease by any such subsidiary shall be deemed a default by Tenant under this Lease.

        Section 16.13 PERMITTED SUBLEASES.

        (a) Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, upon not less than 30 days prior notice to Landlord, Tenant may sublet not more than 7,000 rentable square feet of the Premises for use as a private cafe (i.e. not open to the public and providing food and services only to Tenant's members) (said 7,000 rentable square feet to be inclusive of all areas used in connection with cafe operations, including all kitchen and seating areas), provided that each and every one of the following conditions are fully and completely satisfied: (i) said cafe shall be operated in a first-class fashion and manner, not materially different from the cafe (not the restaurant) operated on the date of this Lease in the Reebok Sports Club facility referred to in Section 36.2(c); (ii) the Premises continue to be operated a first-class health club/sports club facility in accordance with the requirements of this Lease; (iii) the subleased portion of the Premises shall be operated and maintained in a first-class condition, in accordance with the requirements of this Lease and the then-standards of the Building and the Center; (iv) the proposed subtenant has, in Landlord's reasonable judgment, sufficient financial means to perform all of its obligations under the sublease; (v) Tenant shall, upon demand, reimburse Landlord for all costs and expenses incurred by Landlord in connection with such sublease, including reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal fees and expenses incurred by Landlord; (vi) the proposed sublease shall comply with all of the requirements of this Lease, including Section 16.4 hereof, excepting only the obligations of Tenant pursuant to Section 16.7; and
(vii) notwithstanding any such sublease, Tenant shall remain fully and primarily liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default by Tenant hereunder.

        (b) Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, upon not less than 30 days prior notice to Landlord, Tenant may sublet not more than 4,500 rentable square feet of the Premises for use as a private spa facility (i.e. not open to the public and providing services only to Tenant's members), provided that each and every one of the following conditions are fully and completely satisfied: (i) said private spa facility shall be operated in a first-class fashion and manner not materially different from the spa facility operated on the date of this Lease in the Reebok Sports Club facility referred to in Section 36.2(c); (ii) the Premises continue to be operated a first-class health club/sports club facility in accordance with the requirements of this Lease; (iii) the subleased portion of the Premises shall be operated and maintained in a first-class condition, in accordance with the requirements of this Lease and the then-standards of the Building and the Center; (iv) the proposed subtenant has, in Landlord's reasonable judgment, sufficient financial means to perform all of its obligations under the sublease;
(v) Tenant shall, upon demand, reimburse Landlord for all costs and expenses incurred by Landlord in connection with such sublease, including reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal fees and expenses incurred by Landlord; (vi) the proposed sublease shall comply with all of the requirements of this Lease, including Section 16.4 hereof, excepting only the obligations of Tenant pursuant to Section 16.7; and (vii) notwithstanding any such sublease, Tenant shall remain fully and primarily liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default by Tenant hereunder.

        (c) Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, upon not less than 30 days prior notice to Landlord, Tenant may sublet not more than 3,000 rentable square feet of the Premises for use as a private hair salon (i.e. not open to the public and providing goods and services only to Tenant's members), provided that each and every one of the following conditions are fully and completely satisfied: (i) said private hair salon facility shall be operated in a first-class fashion and manner not materially different from the hair salon operated on the date of this Lease in the Reebok Sports Club facility referred to in Section 36.2(c); (ii) the Premises continue to be operated a first-class health club/sports club facility in accordance with the requirements of this Lease; (iii) the subleased portion of the Premises shall be operated and maintained in a first-class condition, in accordance with the requirements of this Lease and the then-standards of the Building and the Center; (iv) the proposed subtenant has, in Landlord's reasonable judgment, sufficient financial means to perform all of its obligations under the sublease; (v) Tenant shall, upon demand, reimburse Landlord for all costs and expenses incurred by Landlord in connection with such sublease, including reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal fees and expenses incurred by Landlord; (vi) the proposed sublease shall comply with all of the requirements of this Lease, including Section 16.4 hereof, excepting only the obligations of Tenant pursuant to Section 16.7; and
(vii) notwithstanding any such sublease, Tenant shall remain fully and primarily liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default by Tenant hereunder.

        (d) Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, upon not less than 30 days prior notice to Landlord, Tenant may sublet not more than 3,000 rentable square feet of the Premises for use as a private sports medicine facility (i.e. not open to the public and providing services only to Tenant's members), provided that each and every one of the following conditions are fully and completely satisfied: (i) said private sports medicine facility shall be operated in a first-class fashion and manner not materially different from the sports medicine facility operated on the date of this Lease in the Reebok Sports Club facility referred to in Section 36.2(c);
(ii) the Premises continue to be operated a first-class health club/sports club facility in accordance with the requirements of this Lease; (iii) the subleased portion of the Premises shall be operated and maintained in a first-class condition, in accordance with the requirements of this Lease and the then-standards of the Building and the Center; (iv) the proposed subtenant has, in Landlord's reasonable judgment, sufficient financial means to perform all of its obligations under the sublease; (v) Tenant shall, upon demand, reimburse Landlord for all costs and expenses incurred by Landlord in connection with such sublease, including reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal fees and expenses incurred by Landlord; (vi) the proposed sublease shall comply with all of the requirements of this Lease, including Section 16.4 hereof, excepting only the obligations of Tenant pursuant to Section 16.7; and (vii) notwithstanding any such sublease, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default by Tenant hereunder.

        (e) Notwithstanding the foregoing, provided that no Event of Default has occurred hereunder, upon not less than 30 days prior notice, Tenant may sublet not more than 2,500 rentable square feet of the Premises for use as a private clothing boutique (i.e. not open to the public and providing goods and services only to Tenant's members), provided that each and every one of the following conditions are fully and completely satisfied: (i) said private clothing boutique shall be operated in a first-class fashion and manner not materially different from the clothing boutique operated on the date of this Lease in the Reebok Sports Club facility referred to in Section 36.2(c); (ii) the Premises continue to be operated a first-class health club/sports club facility in accordance with the requirements of this Lease; (iii) the subleased portion of the Premises shall be operated and maintained in a first-class condition, in accordance with the requirements of this Lease and the then-standards of the Building and the Center; (iv) the proposed subtenant has, in Landlord's reasonable judgment, sufficient financial means to perform all of its obligations under the sublease; (v) Tenant shall, upon demand, reimburse Landlord for all costs and expenses incurred by Landlord in connection with such sublease, including reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal fees and expenses incurred by Landlord; (vi) the proposed sublease shall comply with all of the requirements of this Lease, including Section 16.4 hereof, excepting only the obligations of Tenant pursuant to Section 16.7; and (vii) notwithstanding any such sublease, Tenant shall remain fully and primarily liable for the payment of all Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant shall be deemed a default by Tenant hereunder.

                                   ARTICLE 17

                                   ELECTRICITY

        Section 17.1 SUBMETERED ELECTRICITY. Subject to the provisions of this
Article 17, Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant's electrical systems and equipment in the Premises, at a level sufficient to accommodate a demand load of 4 watts per usable square foot of area in the Premises (the "Permitted Capacity"). Subject to the last sentence of this Section 17.1, Tenant shall pay to Landlord, on demand from time to time but no more frequently than monthly, for its consumption of electricity at the Premises, a sum equal to 103% of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, by (ii) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. "Cost Per Kilowatt Hour" means the total cost incurred by Landlord to provide electricity to the Center during a particular billing period, including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the utility company in computing its charges to Landlord, divided by the total kilowatt hours purchased by Landlord to provide electricity to the Center during such period. If any tax is imposed upon Landlord's receipts from the sale or resale of electricity to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. Landlord shall install a submeter or submeters, at Tenant's expense, to measure Tenant's consumption of electricity in the Premises, which submeter shall be maintained by Landlord at Tenant's expense. Where more than one submeter measures Tenant's consumption of electricity in the Premises, the electricity measured by each submeter shall be computed and billed separately in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect. For any period during which such submeter or submeters are not installed or are not operational in the Premises, the monthly Fixed Rent shall be increased by an amount equal to the product of
(A) $.2083, subject to adjustment for any increases in electric rates or taxes, and (B) the number of rentable square feet in the Premises.

        Section 17.2 USE OF ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's judgment, would exceed the Permitted Capacity or interfere with electrical service to other tenants of the Building. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises, or make any additions to the equipment or other appliances in the Premises which utilize electrical energy without the prior consent of Landlord, in each instance, and in compliance with this Lease.

        Section 17.3 SERVICE DISRUPTION. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if caused solely by the gross negligence or willful misconduct of Landlord, nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations (except as expressly and specifically permitted pursuant to Section 12.10 hereof), and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

        Section 17.4 DISCONTINUANCE OF SERVICE. Notwithstanding any provision to the contrary contained in this Article 17, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than 30 days notice to Tenant; provided, that either (a) Landlord discontinues furnishing electricity to tenants (including Tenant) leasing, in the aggregate, not less than at least 50% of the rentable area of the Building, or (b) Landlord is required to discontinue furnishing electricity under applicable Requirements. If Landlord exercises such right, or is compelled to discontinue furnishing electricity to Tenant, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord so discontinues furnishing electricity, then Tenant shall arrange to obtain electricity directly from any utility company or other electricity provider serving the Premises to the extent available, suitable and safe for such purposes. All equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord, at the sole cost and expense of (i) Landlord, if Landlord voluntarily discontinues such service, or (ii) Tenant, if (A) Landlord is compelled to discontinue such service by the utility company or pursuant to applicable Requirements, or (B) such discontinuance arises out of the acts or omissions of Tenant. Landlord will not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility company or other company servicing the Building, unless the utility company or other company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant's delay or negligence in arranging for service, Tenant's refusal to provide the utility company or other company with a deposit or other security requested by the utility company, or Tenant's refusal to take any other action requested by the utility company or other company. Tenant shall pay all costs and expenses for all electricity consumed on the Premises during the Term, including all amounts payable directly to the electricity provider pursuant to this Section 17.4.

                                   ARTICLE 18

                               ACCESS TO PREMISES

        Section 18.1 LANDLORD'S ACCESS. (a) Tenant shall permit Landlord, Landlord's agents, utility companies and other service providers servicing the Building to erect, use, maintain, repair and replace concealed ducts, pipes, lines and conduits in and through the Premises, provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises or Tenant's Property caused by any work performed pursuant to this Article.

        (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, (i) to examine the Premises, (ii) to show the Premises to prospective purchasers, Mortgagees or Lessors of the Building and their respective agents and representatives or others, and, during the last 12 months of the Term, to prospective lessees of premises in the Center, and (iii) to make such repairs, alterations or additions to the Premises or the Building
(A) as Landlord may deem necessary or desirable, (B) which Landlord may elect to perform following Tenant's failure to perform, or (C) to comply with any Requirements, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent.

        (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, including exterior Building walls, exterior core corridor walls, and doors and entrances (other than doors and entrances solely connecting areas within the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, risers, fan rooms, electrical and communications closets, stairways, mail chutes, conduits and other mechanical facilities, Building Systems and Building facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

        Section 18.2 ALTERATIONS TO BUILDING AND CENTER. Landlord has the right at any time or from time-to-time, in its sole discretion, to (i) change the name, number or designation by which the Building or Center is commonly known, or (ii) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, or (iii) build, add to, subtract from, relocate, alter, change or otherwise use the Center or any part thereof, or any buildings, structures, or other areas or facilities therein or thereon, without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not deny Tenant reasonable access to the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such changes or alterations, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

                                   ARTICLE 19

                                     DEFAULT

        Section 19.1 TENANT'S DEFAULTS. Each of the following events shall be an "Event of Default" hereunder:

                (a) Tenant fails to pay when due any installment of Fixed Rent or Additional Rent and such default continues for 5 days after Landlord's notice of such default is given to Tenant; provided, however, that if Tenant shall default in the timely payment of Fixed Rent or Additional Rent 2 times in any period of 12 months, then, notwithstanding that such defaults shall have each been cured within the applicable period provided above, upon any further default in the timely payment of Fixed Rent or Additional Rent, Landlord may serve a 3 days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default; or

                (b) Tenant defaults in observing or performing the provisions of
        Section 3.1(a), and such default continues for 24 hours after notice; or

                (c) if Landlord applies or retains any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as defined in Section 34.2), if applicable, within 5 days after notice by Landlord to Tenant stating the amount applied or retained; or

                (d) Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease to be observed or performed by Tenant and such default continues for more than 15 days after notice by Landlord to Tenant of such default; or if such default is of such a nature that it can be remedied but cannot be completely remedied within 15 days, Tenant fails to commence to remedy such default within 15 days after such notice; or, with respect to any such default, Tenant, having commenced such remedy within 15 days after such notice, fails to diligently prosecute to completion all steps necessary to remedy such default, or Tenant fails to complete such remedy within 90 days; or

                (e) Tenant defaults in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor-in-interest for space in the Center, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                (f) Tenant's interest in this Lease shall devolve upon or pass to any Person, whether by operation of law or otherwise, except as expressly permitted under Article 16 hereof; or

                (g) Tenant generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

                (h) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property; or

                (i) if, within 60 days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant, or for all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or

                (j) Excepting only those days on which Tenant is prevented from remaining open by virtue of strike, fire, unavoidable casualty or other event beyond the control of Tenant, but financial inability shall never be deemed to be an event beyond Tenant's control (and Tenant agrees promptly to advise Landlord of any such event and closing, and further agrees to reopen as soon thereafter as possible), failure of Tenant, after the Term commences, to be open for business to the public for more than one day when required by this Lease to be so open in any one calendar year, or for more than an aggregate of 3 such days during the Term hereof, or if Tenant shall otherwise abandon or vacate the Premises. Without limitation, the failure of Tenant to have completed its Initial Installations and equipped the Premises and to have opened for business on the Rent Commencement Date or the closing of the Premises for business after Tenant has initially opened for business therein, if such failure or closing continues for more than 3 consecutive days on which Tenant is required pursuant to applicable provisions of this Lease to keep the Premises open for business, shall be considered for the purposes hereof to be an abandonment of the Premises by Tenant.

        Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant 3 days' notice of cancellation of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such 3 day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 20 hereof.

        Section 19.2 TENANT'S LIABILITY. If, at any time, (i) Tenant shall be comprised of two or more Persons, (ii) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in Sections 19.1(g) (h) and (i), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease. This Lease and the obligations of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays, excepting only as expressly and specifically set forth in Section 19.1(j) hereof.

                                   ARTICLE 20

                              REMEDIES AND DAMAGES

        Section 20.1 (a) LANDLORD'S REMEDIES. If any Event of Default occurs, and this Lease terminates as provided in Article 19:

                (i) SURRENDER OF POSSESSION. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises.

                (ii) LANDLORD'S RELETTING. Landlord, at Landlord's option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to and shall not be liable for refusal or failure to relet or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting; and no such refusal or failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

        (b) OTHER REMEDIES. Upon the breach or threatened breach by Tenant, or any Persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

        (c) TENANT'S WAIVER. Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such Persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed or ejected by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

        Section 20.2 (a) LANDLORD'S DAMAGES. If this Lease and the Term expires and comes to an end as provided in Article 19, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 20.1, then, in any of such events:

                (i) Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

                (ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, the Security Deposit or otherwise, and to draw upon any Letter of Credit or other security deposited by Tenant hereunder and retain the proceeds thereof, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

                (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                (iv) whether or not Landlord shall have collected any monthly payments on account of the Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further payments on account of the Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming Additional Rent during such period to be the same as had been payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amounts on account of the Deficiency theretofore collected by Landlord pursuant to the provisions of Section 20.2(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof for the period which otherwise would have constituted the unexpired portion of the Term or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

        (b) RELETTING. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed Fixed Rent reserved in this Lease. Nothing contained in Articles 19 or 20 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages under applicable Requirements, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section.

        Section 20.3 DEFAULT INTEREST: OTHER RIGHTS OF LANDLORD. Any Rent or damages payable under this Lease and not paid when due shall bear interest at the Interest Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any overtime Building services or labor, materials or other property or services for which Tenant is obligated to pay a separate charge under this Lease (excluding electricity, water and HVAC), in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.

                                   ARTICLE 21

                     LANDLORD'S RIGHT TO CURE: REIMBURSEMENT

        Section 21.1 LANDLORD'S RIGHT TO CURE. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may perform such obligation for the account and at the expense of Tenant: (i) immediately or at any time thereafter, and without notice, in the case of emergency or in case the default (A) materially interferes with the use by any other tenant of any space in the Building, (B) materially interferes with the efficient operation of the Building, (C) will result in a violation of any Requirement, (D) will result in a default under any Mortgage or Superior Lease, or (E) will result in a cancellation of any insurance policy maintained by Landlord, and (ii) in any other case if such default continues after more than 10 days from the date Landlord gives notice of Landlord's intention so to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the Rules and Regulations) are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

        Section 21.2 REIMBURSEMENT FOR TENANT'S DEFAULT. Tenant shall reimburse Landlord, within 5 days after demand, for all expenditures made by, or damages, costs or fines sustained or incurred by, Landlord due to any default by Tenant under this Lease, with interest thereon at the Interest Rate, from the date such expenditures were made, or damages, costs or fines incurred, until the date reimbursed by Tenant.

                                   ARTICLE 22

               NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL

        Section 22.1 NO REPRESENTATIONS. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to (i) the rentable and usable areas of the Premises, the Building or the Center, (ii) the amount of any current or future Operating Expenses or Taxes, (iii) the compliance with applicable Requirements of the Premises, the Building or the Center, or (iv) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

        Section 22.2 WRITTEN APPROVAL. All references in this Lease to the consent or approval of Landlord mean the written consent or approval of Landlord, duly executed by Landlord. All consents or approvals of Landlord may be granted or withheld in Landlord's sole discretion unless specifically provided to the contrary in this Lease.

        Section 22.3 NO MONEY DAMAGES. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

                                   ARTICLE 23

                                   END OF TERM

        Section 23.1 EXPIRATION. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord, vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Specialty Alterations as may be required pursuant to Article 5 of this Lease.

        Section 23.2 HOLDOVER RENT. Any holding over by Tenant after the expiration of the Term shall be treated as a tenancy at sufferance, at the Rent set forth below, and otherwise on the terms and conditions set forth in this Lease. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on or before the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall:

                (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to the greater of (i) 2 times the Rent payable under this Lease for the last full calendar month of the Term, or (ii) 1.5 times the fair market rental value of the Premises for such month (as reasonably determined by Landlord);

                (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant; and

                (c) indemnify and hold harmless Landlord against all claims for damages by any New Tenant.

No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article.

        Section 23.3 WAIVER OF STAY. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article.

                                   ARTICLE 24

                             NO SURRENDER: NO WAIVER

        Section 24.1 NO SURRENDER OR RELEASE. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises.

        Section 24.2 NO WAIVER. No provision of this Lease shall be deemed to have been waived by any party unless such waiver is in writing and is signed by the party against whom such waiver is asserted, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or acceptance of any check or other payment in the face of a statement on such check or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof.

                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY

        Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or the enforcement of any remedy under any Requirement. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 26

                          ADJACENT EXCAVATION: SHORING

        If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon notice, afford to the Person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to preserve the Building or any other part of the Center from injury or damage and to support the Building or such part of the Center by proper foundations. In connection with such license, Tenant shall have no right to claim any damages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have access to the Premises.

                                   ARTICLE 27

                                     NOTICES

        Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed as follows:

                if to Tenant, at Tenant's address set forth on the first page of this Lease, Attention: Mr. Michael Talla, or if to Landlord, at Landlord's address set forth on the first page of this Lease, Attention: Property Manager-630 Fifth Avenue, and with copies to (A) Office of the Center, 45 Rockefeller Plaza, New York, New York 10111, Attention: General Counsel, (B) Office of the Center, 45 Rockefeller Plaza, New York, New York 10111, Attention: Controller, (C) Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and (D) any Mortgagee or Lessor which shall have requested copies of notices, by notice given to Tenant in accordance with the provisions of this Article at the address designated by such Mortgagee or Lessor; or

to such other addressees) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new addressees) for such purpose by notice given to the other in accordance with the provisions of this Article. Any such consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided in this Article 27, or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

                                   ARTICLE 28

                              RULES AND REGULATIONS

        Tenant and all Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant, its employees, agents, visitors or licensees, Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion, except where differing circumstances justify different treatments.

                                   ARTICLE 29

                               PARTNERSHIP TENANT

        Section 29.1 PARTNERSHIP TENANT. If Tenant, or a permitted assignee of this Lease pursuant to Article 16, is a partnership, or is comprised of two or more Persons, individually or as partners of a partnership (any such partnership and such Persons are referred to in this Article 29 as "Partnership Tenant"), the following shall apply: (i) the liability of each of the general partners (excluding Persons solely holding interests as limited partners), each of the partners in a limited liability partnership or Persons comprising Partnership Tenant (the "Partners") shall be joint and several; (ii) each of the Partners hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or any of the Partners, which shall modify, extend or discharge this Lease, in whole or in part, or surrender all or any part of the Premises to Landlord; (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the Partners shall be binding upon Partnership Tenant and all of the Partners; (iv) if Partnership Tenant shall admit new Partners, all new Partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any new Partners, and upon demand of Landlord, shall cause each new Partner to execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord, wherein each new Partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any new Partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section

29.1); and (vi) no change in the Partners of Partnership Tenant resulting from the admission of a new Partner, or the death, retirement or withdrawal of a Partner shall release Partnership Tenant or any Partner or former Partner from their obligations under this Lease.

        Section 29.2 CHANGE OF PARTNERS. If Tenant is a Partnership Tenant, (i) the admission of new Partners, the withdrawal (in the ordinary course of business), retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall constitute an assignment of this Lease unless Partners holding in the aggregate not less than 80% of the partnership interests in Partnership Tenant immediately prior to such event remain as Partners holding not less than 80% of the partnership interests in Partnership Tenant during the 12 month period immediately following such event (i.e., the transfer, by any of the foregoing means, of more than 20% of the partnership interests in Partnership Tenant in any consecutive 12 month period shall constitute an assignment of this Lease subject to the provisions of
Article 16), and (ii) the reorganization of Partnership Tenant into a professional corporation or a limited liability partnership, or the reorganization of Tenant from a professional corporation or a limited liability partnership into a partnership, shall constitute an assignment of this Lease, unless immediately following such reorganization the Partners or shareholders, as the case may be, of Tenant shall be the same as those existing immediately prior to such reorganization, and shall acknowledge in writing to Landlord that they shall remain fully liable, jointly and severally, under this Lease as provided in this Article 29. If Tenant shall become a professional corporation, each individual shareholder, shareholder-employee, new individual shareholder and new shareholder-employee of any professional corporation which is a shareholder in Tenant shall have the same personal liability (if any) as such individual or shareholder-employee would have under this Lease if Tenant were a partnership and such individual or shareholder-employee were a Partner or admitted as a new Partner. If any individual Partner in Tenant is or becomes a shareholder-employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant. If Tenant shall become a limited liability partnership, (A) each Partner therein shall continue to have the same personal liability as such Partner had under this Lease prior to Tenant becoming a limited liability partnership, and (B) each new partner admitted to such limited liability partnership shall be bound by the provisions of Section 29.1, and shall execute and deliver to Landlord the assumption agreement required pursuant to Section 29.1(v) hereof.

                                   ARTICLE 30

                                   VAULT SPACE

        Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (i) constitute an actual or constructive eviction, in whole or in part, (ii) entitle Tenant to any abatement or diminution of Rent,
(iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31

                                LANDLORD'S AGENT

        Section 31.1 BROKERS. Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord shall be solely responsible for any fee that may be payable to Landlord's Agent pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any other brokers in connection with this Lease other than Landlord's Agent and Tenant's Agent and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Tenant's Agent) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false.

        Section 31.2 AGENT. Unless Landlord shall render notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for Landlord in accordance with Article 27. Tenant acknowledges that Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Center.

                                   ARTICLE 32

                                    INDEMNITY

        Section 32.1 (a) TENANT'S INDEMNITY. Tenant shall not do or permit to be done any act or thing upon the Premises, the Building or the Center which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect the Indemnitees against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses to which any Indemnitee may (except to the extent arising from the gross negligence or willful misconduct of any such Indemnitee in the operation and maintenance of the Building) be subject or suffer, whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the Premises (other than by such Indemnitee) or by any Tenant Party in the Center, during the Term or during the period of time, if any, prior to the commencement or following the expiration of the Term that any Tenant Party may have been given access to any portion of the Premises for the purpose of performing work or otherwise, or as a result of any Tenant Party performing any such work or otherwise that subjects any Indemnitee to any Requirement to which such Indemnitee would not otherwise be subject, or arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any provision contained in this Lease or from any act or negligence of any Tenant Party.

        (b) LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold Tenant harmless from and against all losses incurred by Tenant (except insofar as it arises out of the negligence or willful misconduct of Tenant or any Tenant Party) arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the common or public areas of the Building (specifically excluding the Premises), to the extent attributable to the gross negligence or willful misconduct of Landlord or its agents or employees.

        (c) INDEMNITY INCLUSIONS. As used in this Lease, the term "Losses" means any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises, the Building or the Center, or the appurtenances of any of the foregoing, to which a particular indemnity and hold harmless agreement applies.

        Section 32.2 DEFENSE AND SETTLEMENT. If any claim, action or proceeding is made or brought against any party entitled to indemnification hereunder, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer shall hereby be deemed approved for purposes of this Section 32.2. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, provided that the indemnifying party shall control the defense and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (i) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (ii) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached, (iii) such settlement shall not require the indemnified party to admit any liability or wrongdoing, and (iv) the indemnified party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

                                   ARTICLE 33

                         TAX STATUS OF BENEFICIAL OWNERS

        Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code or as entities described in Section 511(a)(2) of the Code, and that avoiding (i) the loss of such status, (ii) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511(a)(2) of the Code), and (iii) the imposition of penalty or similar taxes (each, an "Adverse Event") is of material concern to Landlord and such beneficial owners and Tenant's agreement herein contained regarding the avoidance of an Adverse Event is a material inducement to Landlord entering into this Lease. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in amending or modifying this Lease or such documents and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 33 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Article 33, Landlord may waive the receipt of any amount payable to Landlord under this Lease, and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

                                   ARTICLE 34

                                SECURITY DEPOSIT

        Section 34.1 SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

        Section 34.2 LETTER OF CREDIT. In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit in the amount of the Security Deposit (the "Letter of Credit"), in the form attached hereto as Exhibit I, issued by and drawable upon a commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the City of New York (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as `+' or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Ratings Service (and is not on credit-watch with negative implications), and has combined capital, surplus and undivided profits of not less than $500,000,000. The Letter of Credit shall (i) name Landlord as beneficiary, (ii) be in the amount of the Security Deposit, (iii) have a term of 1 year, (iv) permit multiple drawings, (v) be fully transferable by Landlord without the payment of any fees or charges, and (vi) otherwise be in form and content satisfactory to Landlord; provided, however, that Landlord shall in no event be obligated to accept a Letter of Credit for any amount less than $25,000. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of 1 year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 30 days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Unless Tenant delivers a replacement Letter of Credit which satisfies the conditions of this Article 34 within 10 days after Landlord receives a Non-Renewal Notice, then at any time after the expiration of such 10 day period Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 34. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

        Section 34.3 APPLICATION OF SECURITY. If Tenant defaults in the payment or performance of any the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may use, apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and (ii) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord uses, applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains, if any) shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

        Section 34.4 TRANSFER. Upon a sale of the Building or the Real Property or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within 10 days after notice from Landlord of any such anticipated sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or lender, as designated by Landlord in the foregoing notice, or to have the Letter of Credit reissued in the name of the new landlord or lender. From and after any such sale, financing or leasing, Tenant shall look solely to the new landlord or lender for the return of such Security Deposit or Letter of Credit and Landlord shall have no further liabilities or obligations in connection therewith. The provisions of this Section 34.4 shall apply to each and every transfer or assignment made of the Security Deposit to a new landlord or lender. Tenant will not assign, transfer, pledge or encumber, or attempt to assign, transfer, pledge or encumber, the Security Deposit or Letter of Credit, and neither Landlord nor its successors or assigns as the holders of the Security Deposit or the Letter of Credit shall be bound by any such actual or attempted assignment or encumbrance.

        Section 34.5 REPLACEMENT LETTER OF CREDIT. For purposes hereof, the "Letter of Credit Amount" shall be defined as follows: (i) during the period from the Commencement Date through the 4th anniversary of the Rent Commencement Date, the Letter of Credit Amount shall be Four Million and 00/100 Dollars ($4,000,000.00); (ii) during the period from the 4th anniversary of the Rent Commencement Date through the last day immediately preceding the 5th anniversary of the Rent Commencement Date, the Letter of Credit Amount shall be Three Million and 00/100 Dollars ($3,000,000.00); and (iii) during the period from the 5th anniversary of the Rent Commencement Date through the 6th anniversary of the Rent Commencement Date, the Letter of Credit Amount shall be Two Million and 00/100 Dollars ($2,000,000.00).

        Provided that no Event of Default has occurred hereunder, commencing with the 4th anniversary of the Rent Commencement Date, concurrent with the expiration of any of the foregoing periods, Tenant may elect to replace the Letter of Credit with a substitute Letter of Credit (the "Substitute Letter of Credit"), which Substitute Letter of Credit shall be in the amount of the Letter of Credit Amount which is applicable during the respective period, and shall in all respects comply with the provisions of this Article 34. Such Substitute Letter of Credit shall be delivered to Landlord on or before the date which is 30 days prior to the then-current expiration date of the Letter of Credit. Upon delivery of the Substitute Letter of Credit by Tenant, (i) the Substitute Letter of Credit shall be deemed to be the "Letter of Credit" for all purposes under this Lease, and (ii) the existing Letter of Credit shall be returned by Landlord to Tenant. In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord may elect, at any time thereafter, to draw down the then-outstanding Letter of Credit and to hold the proceeds thereof in accordance with the provisions of this Article 34. To the extent that Landlord has not previously drawn down the Letter of Credit or applied the proceeds thereof, and provided that no Event of Default has occurred under this Lease, then upon Tenant's request therefor, the amount of such proceeds in excess of the then-applicable Letter of Credit Amount shall be returned to Tenant by Landlord. To the extent that Landlord has not previously drawn upon any Letter of Credit held by Landlord, and provided that no Event of Default has occurred under this Lease, then after the sixth anniversary of the Rent Commencement Date, promptly after receipt of Tenant's request therefor, the then-outstanding Letter of Credit shall be returned to Tenant by Landlord.



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

                                   ARTICLE 35

                                  MISCELLANEOUS

        Section 35.1 DELIVERY. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

        Section 35.2 TRANSFER OF REAL PROPERTY. Landlord's obligations under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment, transfer or lease of Landlord's interest (collectively, a "Transfer") by Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest (or that of such subsequent landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease.

        Section 35.3 LIMITATION ON LIABILITY. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest from time to time in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Indemnitees in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Indemnitees shall be personally liable for the performance of Landlord's obligations under this Lease.

        Section 35.4 RENT. Notwithstanding anything to the contrary contained in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code and other Requirements.

        Section 35.5 ENTIRE AGREEMENT. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

        Section 35.6 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of New York.

        Section 35.7 PARTIAL UNENFORCEABILITY. If any provision of this Lease, or its application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

        Section 35.8 CONSENT TO JURISDICTION. (a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York; and for that purpose Tenant expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. Tenant further agrees that judgment against it in any such action or proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

                (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

        Section 35.9 SURVIVAL. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent, and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

        Section 35.10 ESTOPPELS. Within 7 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form satisfactory to Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment then payable, (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Tenant asserts that Landlord is in default, setting forth the specific nature of any such defaults, (iv) stating whether Landlord has failed to complete any work required to be performed by Landlord under this Lease, (v) stating whether there are any sums payable to Tenant by Landlord under this Lease, (vi) stating the amount of the Security Deposit, if any, under this Lease, (vii) stating whether there are any subleases affecting the Premises, (viii) stating the address of Tenant to which all notices and communications under this Lease shall be sent, and (ix) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 35.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or under any Superior Lease, or by any Mortgagee or assignee thereof, or by any Lessor or assignee thereof.

        Section 35.11 CERTAIN RULES OF INTERPRETATION. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation", and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

        Section 35.12 CAPTIONS. The captions and paragraph headings in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

        Section 35.13 PARTIES BOUND. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns. Each and every provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

        Section 35.14 MEMORANDUM OF LEASE. This Lease shall not be recorded; however, at Landlord's request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum of this Lease in form suitable for recording, together with such customary New York City and New York State real property transfer tax forms and affidavits as are then required for the recording of such memoranda, and Landlord may thereupon record such memorandum. Upon the expiration or sooner termination of the Term, Tenant shall execute and deliver to Landlord such customary documents and instruments, in form suitable for recording, as Landlord shall reasonably request to evidence the termination of such memorandum of lease.

        Section 35.15 COUNTERPARTS. This Lease may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

                                   ARTICLE 36

                                 USE OF PREMISES

        Section 36.1 GENERAL STANDARDS. Tenant covenants and agrees that the Premises during the Term shall be used and occupied by Tenant only for the Permitted Uses and no other purpose or purposes. Without limitation, Tenant shall conduct its business in the Premises in a first-class, reputable manner, consistent with first-class health-club facilities operated from time to time in the borough of Manhattan.

        Section 36.2 SPECIFIC OPERATING COVENANTS. Tenant further covenants and agrees that it will, at its sole cost and expense:

                (a) Occupy and commence the operation of its business in each Portion of the Premises as soon after the respective delivery date of that Portion of the Premises as possible, but in no event later than the Rent Commencement Date occurs.

                (b) Excepting only on Christmas Day, New Years Day and Thanksgiving Day, keep the Premises open for business at least during the following (the "Operating Hours"): (i) Monday through Friday for 12 consecutive hours, and (ii) on Saturdays and Sundays for 8 consecutive hours, but in no event a greater number of hours than are permitted by applicable Requirements.

                (c) Throughout the Term, incident to the Permitted Uses, maintain and operate a cafe substantially similar to the cafe operation operated on the date of this Lease located in the facility known as "The Reebok Sports Club" located at 160 Columbus Avenue, New York, New York; provided, however, that said cafe shall be private (i.e. not open to the public and providing food only to Tenant's members). In addition, notwithstanding the foregoing or any other provisions of this Lease, Tenant shall not operate, or permit the operation of, a restaurant in the Premises.

                (d) Clean the windows and doors (including, in each case, the frames thereof) in the Premises and in the perimeter walls thereof whenever necessary, in Landlord's reasonable judgment. Tenant will not require, permit, suffer or allow any such window or door to be cleaned in violation of any applicable Requirements.

                (e) Keep the Premises clean; keep all toilets and locker rooms clean and sanitary; not permit garbage or waste materials to accumulate or become a nuisance; seal all refuse in plastic bags of adequate strength and size; maintain all garbage dumpsters in a clean and sanitary condition; remove all rubbish and other debris from the Premises to such location as may be specified by Landlord from time to time and under conditions approved by Landlord.

                (f) Keep all glass in the Premises and in the perimeter walls thereof, the frames for such glass, and any lettering and ornamentation on such glass insured against damage (including temporary repairs) for the benefit of Landlord for the full replacement value thereof. Such insurance shall be effected, at the option of Landlord, either by Tenant paying to Landlord a proportionate share of the premium incurred by Landlord for a blanket comprehensive glass policy for the Building or the Center, or by Tenant furnishing Landlord with a separate policy or policies for such glass insurance, in such form and placed with such underwriters as may be approved by Landlord. In the event Landlord elects to obtain such insurance, then upon Tenant's payment of its proportionate share of Landlord's blanket premium, Landlord will furnish Tenant with a certificate of such insurance.

                (g) Adequately staff the Premises with sufficient employees to conduct its business in a first-class, reputable manner.

                (h) Install blinds, curtains, shades or other window treatments on the windows and doors of the Premises. All such blinds, curtains, shades and window treatments (a) shall be subject to the prior written approval of Landlord in all respects, and (b) shall be kept closed and lowered at all times.

                (i) Not install or place any lettering, sign, advertisement, decoration, or notice on the windows or doors or on the exterior of the Premises which is not in each instance (i) approved in writing by Landlord prior to installation, and (ii) in conformity with Landlord's standard sign and store front program for the Building, as such program may be modified by Landlord from time to time by notice to Tenant. Tenant shall remove from the Premises any such items installed without Landlord's approval, and if Tenant fails to do so promptly after notice from Landlord, Landlord may perform such work on Tenant's behalf, and Tenant shall pay all costs and expenses incurred by Landlord in so doing, as provided in Article 21. On or before the expiration or earlier termination of this Lease, Tenant shall remove all lettering, signs, advertisements, decorations, and notices from the Premises.

                (j) Not install, place or permit any awning or canopy on the perimeter walls of the Premises unless provided or approved by Landlord, and if so provided or approved, keep each such awning clean and in good order, repair and appearance to Landlord's reasonable satisfaction, including, whenever necessary in Landlord's reasonable judgment, the replacement of awning coverings with materials approved by Landlord. Where any such awning has been provided by Landlord, Landlord will make all repairs and replacements to the framework or mechanical parts thereof, at Tenant's expense.

                (k) Within the Premises, maintain and provide exercise equipment, fixtures, amenities, appearances, finishes and the like not materially different from those maintained and provided on the date of this Lease at the facility known as "The Reebok Sports Club" located at 160 Columbus Avenue, New York, New York (excepting only a swimming pool, child care facility, rock climbing wall, and a so-called "white table cloth" restaurant), but never less than the exercise equipment, fixtures, amenities, appearances, finishes and the like as may be added to the foregoing facility from time-to-time during the Term (excepting only the foregoing facilities). Without limitation, subject to the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld, Tenant may from time-to-time add to or remove from the Premises such services or amenities as may be necessary, in Tenant's reasonable judgment, to operate a first-class health club facility in the Premises of the same or better quality as the aforementioned Reebok Sports Club. Further, from time to time during the Term, Tenant shall redecorate the Premises and refinish, renew or replace the fixtures, furnishings, decorations and equipment therein as may be necessary, in Landlord's reasonable judgment, to preserve the good and first-class appearance of the Premises.

                (l) At all times during the Term, keep the lights lit which illuminate those shop windows of the Premises on the street and mezzanine levels facing the street during non-daylight hours.

                (m) Maintain a contract to have the door and brass signage above the exterior of the Premises polished semi-annually in a manner satisfactory to Landlord, submit maintenance records with respect to such metal maintenance to the Building manager on a semi-annual basis, and make such maintenance records available for review by the Building manager upon request at all times during the Term. If Tenant fails comply with the provisions of this Section 36.2(m) promptly after notice from Landlord, Landlord may perform such work on Tenant's behalf, and Tenant shall pay all costs and expenses incurred by Landlord in so doing, as provided in Article 21.

                (n) Provide and maintain in good working order during the Term a security system adequate to provide reasonable protection to the Premises, including a 24-hour direct response smoke, fire and burglary alarm system. If Tenant employs security guards at the Premises, under no circumstances shall such security guards carry firearms of any kind. Tenant understands that Landlord will not provide Tenant with any security guards or alarm or security systems of any kind for nature, and will have no liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection therewith.

                (o) As soon as practicable and in any event within 24 hours after any exterior or interior glass (including mirrors) is broken or cracked, including any so-called "bulls eye" break in the glass, replace such glass with glass of the same kind and quality, and repair or replace the frames for such glass if necessary or desirable in Landlord's reasonable judgment, and if Tenant fails to do so promptly after notice from Landlord, Landlord may perform such work on Tenant's behalf, and Tenant shall pay all cost and expenses incurred by Landlord in so doing, as provided in Article 21.

                (p) Not conduct any clearance, "going-out-of-business", auction, distress, fire or bankruptcy or similar sale in the Premises.

                (q) Place no fixtures, furnishings, decorations or equipment (excepting trade fixtures and athletic equipment) in the Premises at any time during the Term, without the prior written approval of Landlord in each instance. Tenant shall remove from the Premises any such items installed without Landlord's approval, and if Tenant fails to do so promptly after notice from Landlord, Landlord may perform such work on Tenant's behalf, and Tenant shall pay all costs and expenses incurred by Landlord in so doing, as provided in
Article 21. On or before the expiration or earlier termination of this Lease in accordance with the provisions of this Lease, Tenant shall remove all fixtures, furnishings, decorations and equipment from the Premises.

                (r) Not remove any trade fixtures from the Premises without the prior consent of Landlord in each instance, except that Tenant may remove trade fixtures as long as Tenant promptly installs replacement trade fixtures at least equal in quality, value and function to those being removed.

                (s) Not (i) place or maintain any merchandise or other articles in the concourse or in any other area outside of the Premises, or on the sidewalks, corridors or other common areas of the Center, nor (ii) receive or ship articles of any kind outside the designated loading areas for the Premises, nor (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area or other common area of the Center.

                (t) Operate the Premises in a manner consistent with its location in a first class office building including the exercise of methods of crowd control, security and the prevention of prospective customers congregating in and about the Premises as may be required by Landlord. Tenant shall take all necessary steps to prevent prospective customers from entering, using, congregating in or causing a disturbance in the lobby area of the Building or in and around the sidewalk area outside of the Building, and Tenant shall cause all patrons to enter and leave the Premises through the separate exterior door exclusively serving the Premises, and shall ensure that no lines of patrons form outside the Premises.

                (u) Cause all of its customers, agents, staff and employees, and all Tenant Parties, to enter and exit the Premises at all times through the separate exterior door to the Rockefeller Plaza Street, and shall not use or permit the use of the door from the Premises to the lobby of the Building excepting only in the event of emergencies. Tenant shall keep such customers, agents, staff and employees, and all Tenant Parties, from loitering in the lobbies and other areas of the Building.

                (v) Not use, play or operate or permit to be used, played or operated any sound making or sound reproducing device in the Premises, except in such manner and under such conditions so that no sound shall be heard outside of the Premises, and observe, comply with and adopt such means and precautions as Landlord may from time to time request in such connection.

                (w) Store or stock in the Premises only such goods, wares and merchandise as Tenant is permitted to offer for sale, at retail, in or from the Premises.

                (x) Not install or use any lighting equipment in or about the Premises which is visible from or casts light toward the exterior of the Premises without the prior written consent of Landlord.

                (y) Take all precautions to prevent any odors from emanating from the Premises, including the installation, as part of the Initial Installations, of such control devices as shall be prescribed by Landlord, and the establishment of effective control procedures, to eliminate such odors.

                (z) Install and maintain automatic, non-toxic, dry chemical fire extinguishing devices approved by the Fire Insurance Rating Organization having jurisdiction over the Premises, and if gas is used in the Premises, suitable gas cut-off devices (manual and automatic).

                (aa) Not use the utility waste lines and plumbing for any purpose other than for which they were constructed, and not permit any food, waste or other foreign substances to be thrown or drawn into the pipes. Tenant shall take all reasonable steps to prevent fat, grease, or any other greasy substance from entering the utility waste lines and plumbing of the Premises, including the installation, as part of the Initial Installations, and the maintenance thereafter, of suitable grease traps in all waste lines (and Tenant shall clear any blockage in the sewer line or lines servicing the Premises resulting from Tenant's operations, whether or not in violation of any provision hereof).

                (bb) To the extent that there are stacks, flues and exhausts servicing the Premises, periodically clean and otherwise maintain the same, as and when require to minimize the risk of fire and other hazards.

                (cc) Cause all of Tenant's waste, trash and rubbish to be deposited into, and stored in, appropriate containers to be stored within the Premises in a manner satisfactory to Landlord so that the Premises and the Building shall be maintained in a clean and slightly condition at all times, and cause all such waste, trash and rubbish to be regularly carted from the Premises in a manner satisfactory to Landlord so as to prevent the accumulation of the same, in accordance with the regulations Governmental Authorities. Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, the portion of the Building or of the sidewalk or street adjacent to or abutting the Premises. Tenant agrees to use the services of Landlord's independent sanitation contractor for removal of Tenant's rubbish and refuse from the Premises. Tenant shall refrigerate all of its food waste and other perishable refuse, at its sole cost and expense, and comply with all requirements of Governmental Authorities and Landlord with respect to refrigeration of food waste and/or sorting or recycling of rubbish and refuse. Tenant shall be required to transport its rubbish and refuse to Landlord's loading dock in a manner determined by Landlord, for ultimate removal by Landlord's independent sanitation contractor.

                (dd) Not sell or permit the sale of, or permit the consumption of, alcohol in the Premises or any part thereof.

        Section 36.3 NAME OF BUSINESS. Tenant shall always conduct its operations in the Premises under its present trade name, "Sports Club Rockefeller Center" or such other trade name as may be approved, in advance, by Landlord.

        Section 36.4 BREACH BY TENANT. Tenant understands and agrees that a breach by Tenant of any of the provisions of this Article 36 shall be deemed a material breach of this Lease and considered an Event of Default hereunder. Tenant acknowledges that damages resulting from any breach of the provisions of this Article 36 are difficult, if not impossible to ascertain and concedes that, among other remedies for such breach permitted by law or the provisions of this Lease, Landlord shall be entitled to enjoin Tenant from any violation hereof.

                                   ARTICLE 37

                                 RENEWAL OPTIONS

        Section 37.1 EXERCISE OF OPTIONS. Subject to the conditions of this
Article 37, Tenant shall have the right, at its sole option, to renew the Term for all of the Premises for 2 renewal terms (collectively, the "Renewal Terms" and each a "Renewal Term") of 5 years each, by providing written notice (each, a "Renewal Notice") delivered to Landlord not less than 12 months prior to the then-applicable Expiration Date; provided, however, that (a) Tenant shall not be in default under any of the terms, covenants or conditions of this Lease either on the date the Renewal Notice is given or on the Renewal Term Commencement Date (as hereinafter defined), and (b) Tenant shall not have assigned this Lease, or subleased more than 10% of the rentable area of the Premises (excepting only pursuant to an assignment which Landlord has consented to in accordance with the provisions of Section 16.8(a) of this Lease and/or a sublease (or subleases) which Landlord has consented to under Section 16.13 of this Lease). Upon the giving of the Renewal Notice, this Lease shall be deemed renewed for the Renewal Term with the same force and effect as if the Renewal Term had originally been included in the Term. The first Renewal Term shall commence on the day after the Expiration Date (a "Renewal Term Commencement Date") and shall terminate on the day immediately preceding the 5th anniversary of the Expiration Date. The second Renewal Term shall commence on the date after the expiration of the first Renewal Term and shall terminate on the 5th anniversary thereof. Tenant shall have no further option to extend the Term of this Lease other than the 2 five-year terms herein provided. Time is of the essence with respect to the giving of a Renewal Notice by Tenant.

        Section 37.2 TERMS. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Renewal Term, except that (a) the Fixed Rent for the first Renewal Term shall be payable at a rate of 112% of the Fixed Rent for the last year of the initial Term; (b) the Fixed Rent for the second Renewal Term shall be in an amount equal to the Fair Market Value of the Premises (determined as provided in Section 37.3); (c) after the delivery of the second Renewal Notice, Tenant shall no further right to renew the Term;
(d) the Base Tax Year will be the Tax Year commencing on the July 1st prior to the Renewal Term Commencement Date; and (e) the Base Operating Year will be the Computation Year commencing on the January 1st prior to the Renewal Term Commencement Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate and extinguish any right of renewal of Tenant hereunder.

        Section 37.3 DETERMINATION OF FAIR MARKET VALUE. For purposes of determining the Fixed Rent payable during the second Renewal Term, the fair market value of the Premises (the "Fair Market Value") shall be the fair market annual rental value of the Premises at the commencement of the second Renewal Term for a term equal to the second Renewal Term, as determined by Landlord based on comparable space in the Building and in comparable buildings in the Center, including all of Landlord's services provided for in this Lease and with the Premises considered (a) as vacant, and (b) in "as is" condition on the Renewal Term Commencement Date for the second Renewal Term. The calculation of the Fair Market Value shall also be adjusted to take into account any construction allowances, work letters, free-rent periods or other inducements as shall then be prevalent in comparable transactions.

        Section 37.4. ARBITRATION. If Tenant shall dispute Landlord's determination of Fair Market Value pursuant to Section 37.3, Tenant shall give notice to Landlord of such dispute within 10 days of Tenant's receipt of Landlord's determination, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years' experience in the County of New York in a calling related to the leasing of commercial space in buildings comparable to the Building, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 15 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Fair Market Value of the Premises for the Renewal Term, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and



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submission of evidence, render his or her decision by selection the determination of Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Fair Market Value of the Premises for the second Renewal Term. The arbitrator shall have no power or authority to select any Fair Market Value other than a Fair Market Value submitted by Landlord or Tenant. Prior to the determination of the arbitrator, Tenant shall pay Rent in the amount equal to Landlord's determination of Fair Market Value submitted to Tenant pursuant to Section 37.3, and following the arbitrator's final determination, the amount of any overpayment or underpayment shall be adjusted between the parties.

        Section 37.5 LEASE AMENDMENT. Notwithstanding the fact that upon delivery of each Renewal Notice Tenant's exercise of the option to extend the Term shall be automatic and self-executing, upon request by Landlord made on or following the Renewal Term Commencement Date, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease setting forth the Renewal Term Commencement Date, Fixed Rent for the Renewal Term, and the Renewal Term Expiration Date. The failure of either party to execute and deliver such an amendment shall not affect the rights or the parties under this Lease.

                                   ARTICLE 38

                                SPECIAL PROVISION

        Notwithstanding anything to the contrary contained herein, provided that Tenant shall have initially opened for business in the Premises as provided in this Lease and shall have continuously operated its business therein, without otherwise being in default hereunder, then at any time after the 5th anniversary of the date on which Tenant initially opens for business in the Premises, Tenant shall have the right to cease operating its business in the Premises by providing not less than 30 days prior notice to Landlord of its intention to do so. In such event Tenant shall continue to perform all of its other obligations under this Lease, including the obligation to make payments on account of Rent hereunder. If Tenant ceases operating its business in the Premises, then at any time thereafter while such cessation or discontinuance continues, Landlord shall have the right to terminate this Lease by sending notice to that effect to the Tenant, and this Lease shall terminate on the 45th day after the giving of such notice, unless the following conditions are fully and completely satisfied: (i) within 30 days after Landlord sends said notice to Tenant, Tenant notifies Landlord of its intention to recommence operating its business in the Premises,
(ii) within 45 days after Landlord sends said notice, Tenant reopens its business in the Premises and continues to operate its business therein in accordance with the requirements of this Lease for the remainder of the Term, and (iii) Tenant shall have no further right under this Article 38 to cease operating its business in the Premises. In the event that the Landlord exercises its right to terminate this Lease as set forth above, then Tenant shall surrender possession of the Premises in accordance with the requirements of this Lease, this Lease shall be of no further force and effect after the date of termination, and neither party shall have any further obligations to the other in connection with this Lease, subject, however, to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord hereunder.

                                   ARTICLE 39

                                    RGTS AREA


        Landlord may elect, at Tenant's cost and expense, to perform or cause to be performed, any and all work necessary to provide access and egress to and from the area on the 3rd floor of the Building which is shown on Exhibit A-5 as RGTS (the "RGTS Area"), which work may include the following (collectively, the "RGTS Area Access Work"): (i) modification of the existing elevator car(s) and elevator controls as may be required to limit access to the RGTS Area; (ii) construction of an opening in the wall of the RGTS Area in order to create access to the existing stairway located at the western wall of the RGTS Area;
(iii) construction of a new stairway in the location of the existing bathrooms which are adjacent to the RGTS Area, which stairway will connect the 2nd and 3rd floors; (iv) creation of an exit passageway to the existing stairway at



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

the 2nd floor stair landing; and (v) any and all other work relating to such access and egress, including the removal and abatement of asbestos, the relocation of mechanical systems, and the like. Tenant shall reimburse Landlord for all costs and expenses of every kind, nature and description incurred by Landlord in connection with the RGTS Area Access Work, including soft costs, architectural and engineering fees and costs of tenant coordination. Tenant shall make payments to Landlord on account thereof from time-to-time within not more than 10 days after Landlord delivers to Tenant an invoice or invoices therefor. Tenant shall permit Landlord and the tenants and occupants of the RGTS Area to enter and pass through the Third Floor Premises, at all times, for the purpose of gaining and maintaining access to and egress from the RGTS Area. Tenant shall not obstruct or permit the obstruction of said means of access and egress to and from the RGTS Area, including the elevator doors which open into the Third Floor Premises.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                            RCPI TRUST

                                            By: Tishman Speyer Properties,
                                                L.P., its Agent

                                            By: /s/ Geoffrey P. Wharton
                                               ---------------------------------
                                               Geoffrey P. Wharton


                                            TENANT:

                                            SPORTS CLUB COMPANY, INC.

                                            By: /s/ David M. Talla
                                               ---------------------------------
                                               Name: David M. Talla
                                               Title: CEO

                                            Tenant's Federal Identification
                                            Number:
                                                          95-4479735
                                            ------------------------------------




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